UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. 1 )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

KENEXA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Explanatory Note

    The purpose of this Amendment No. 1 to Schedule 14A, originally filed with the Securities and Exchange Commission on April 4, 2011, is to correct the disclosure regarding the number of shares outstanding as of March 21, 2011.  The Proxy Statement delivered to the Registrant’s shareholders will include the information as reflected in this Amendment No. 1.

650 EAST SWEDESFORD ROAD, SECOND FLOOR

WAYNE, PENNSYLVANIA 19087

April 4, 2011

To our Shareholders:

    You are cordially invited to attend the 2011 Annual Meeting of Shareholders of Kenexa Corporation. Our Annual Meeting will be held on Wednesday, May 18, 2011, at 8:00 a.m. EDT at the offices of Pepper Hamilton LLP, Eighteenth & Arch Streets, 3000 Two Logan Square, Philadelphia, PA 19103-2799.

We describe in detail the actions we expect to take at our Annual Meeting in the attached Notice of 2011 Annual Meeting of Shareholders and proxy statement. Included with this proxy statement is a copy of our Annual Report for our year ended December 31, 2010. We encourage you to read our Annual Report. It includes information on our operations, products and services, as well as our audited financial statements.

Please use this opportunity to take part in our corporate affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope or vote electronically via the Internet or telephone. See “How Do I Vote?” in the proxy statement for more details. Returning the proxy or voting electronically does NOT deprive you of your right to attend the meeting or to vote your shares owned of record by you in person for the matters acted upon at the meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Nooruddin (Rudy) S. Karsan
Chairman and Chief Executive Officer

650 EAST SWEDESFORD ROAD, SECOND FLOOR

WAYNE, PENNSYLVANIA 19087
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NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS
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TIME AND DATE	8:00 a.m. Eastern Daylight Time on Wednesday, May 18, 2011.
PLACE	Offices of Pepper Hamilton LLP Eighteenth & Arch Streets, 3000 Two Logan Square, Philadelphia, Pennsylvania 19103-2799.
ITEMS OF BUSINESS	(1)	To elect three directors to serve through the 2014 Annual Meeting of Shareholders;
	(2)	To approve an amendment to our 2005 Equity Incentive Plan to increase the number of shares available for award thereunder;
	(3)	To hold an advisory vote on executive compensation;
	(4)	To hold an advisory vote on the frequency of holding an advisory vote on executive compensation;
	(5)	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for 2011; and
	(6)	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.
RECORD DATE	In order to vote, you must have been a shareholder at the close of business on March 21, 2011.
PROXY VOTING
It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. You also have the option of voting your shares on the Internet or by telephone. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2011:
The Notice of Annual Meeting, Proxy Statement and 2010 Annual Report to Shareholders are available at
http://www.kenexa.com/investor-relations/annual-reports

By order of the Board of Directors

Cynthia P. Dixon
Assistant Secretary

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON

MAY 18, 2011

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           We are providing these proxy materials to you in connection with our 2011 Annual Meeting of Shareholders, which we refer to in these proxy materials as the Annual Meeting. The Notice of Internet Availability of Proxy Materials was first mailed to our shareholders beginning on or about April 4, 2011. The attached proxy statement and Annual Report on Form 10-K for the year ending December 31, 2010 are being made available to our shareholders beginning on or about April 4, 2011. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

Our board of directors is soliciting your vote at the 2011 Annual Meeting of Shareholders.

What is the purpose of the Annual Meeting?

You will be voting on:

●	the election of three directors to serve through the 2014 Annual Meeting of Shareholders;

●	the adoption of an amendment to our 2005 Equity Incentive Plan to increase the number of shares available for award thereunder;

●	an advisory resolution relating to executive compensation;

●	an advisory resolution concerning the frequency of advisory votes relating to executive compensation;

●	ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2011; and

●	any other business that may properly come before the meeting.

What is the board of directors’ recommendations?

Our board of directors recommends a vote:

●	for the election of each of Barry M. Abelson, Nooruddin S. Karsan and John A. Nies to serve as directors through the 2014 Annual Meeting of Shareholders;

●	for the adoption of an amendment to our 2005 Equity Incentive Plan to increase the number of shares available for award thereunder;

●	for approval, on an advisory basis, of the compensation for our named executive officers;

●	for approval, on an advisory basis, of an annual advisory vote on executive compensation;

●	for the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2011; and

●	for or against other matters that come before the Annual Meeting, as the proxy holders deem advisable.

Who is entitled to vote at the Annual Meeting?

Our board of directors set March 21, 2011 as the record date for the Annual Meeting, which we refer to in these proxy materials as the record date. All shareholders who owned our common stock at the close of business on March 21, 2011 may vote at the Annual Meeting, either in person or by proxy.

How many votes do I have?

You have one vote for each share of our common stock that you owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, StockTrans, a Broadridge Company, you are considered to be the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee (which is considered to be the shareholder of record with respect to those shares). As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a proxy, executed in your favor, from the holder of record of such shares.

How many votes can be cast by all shareholders?

Each share of our common stock is entitled to one vote. There is no cumulative voting.  Shares of common stock outstanding and entitled to vote on the record date were 23,209,231.

How many votes must be present to hold the Annual Meeting?

A majority of the outstanding shares of our common stock as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares will be counted as being present at the Annual Meeting if either you are present and vote in person at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf and such proxy card indicates a vote on at least one matter to be considered at the Annual Meeting. Both abstentions and “broker non-votes” (under certain circumstances described below) are counted as present for the purpose of determining the presence of a quorum.

What if I don’t vote for some of the items listed on my proxy card or voting instruction card?

If you return your signed proxy card in the enclosed envelope but do not mark selections, your shares will be voted in accordance with the recommendations of our board of directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card your shares will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares in street name through a broker and do not give voting instructions to the broker, the broker will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters. Recent regulatory changes applicable to New York Stock Exchange member brokerage firms (many of whom are the record holders of shares of Nasdaq-listed companies like us) have changed the matters that are considered “routine” matters: for example, the uncontested election of directors is no longer considered a routine matter.  As a result, if you are a beneficial owner and hold your shares in street name, but do not give your broker or other nominee instructions on how to vote your shares with respect to the election of directors, no votes will be cast on your behalf.

If you do not provide voting instructions to your broker and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Proxy cards that reflect a broker non-vote with respect to at least one proposal to be considered at the Annual Meeting (so long as they do not apply to all proposals to be considered) will be considered to be represented for purposes of determining a quorum but generally will not be considered to be entitled to vote with respect to that proposal. Broker non-votes are not counted in the tabulation of the voting results with respect to proposals that require a plurality of the votes cast or proposals that require a majority of the votes cast. With respect to a proposal that requires a majority of the outstanding shares (of which there are presently none for this Annual Meeting), a broker non-vote has the same effect as a vote against the proposal.

What is the vote required to pass each proposal to be presented at the Annual Meeting?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1 — Election of Directors	Plurality of Votes Cast	No
Proposal No. 2 — Amendment to 2005 Equity Incentive Plan	Majority of Votes Cast	No
Proposal No. 3 — Advisory Vote Related to Executive Compensation	Majority of Votes Cast	No
Proposal No. 4 — Advisory Vote on Frequency of Advisory Votes on Executive Compensation	Majority of Votes Cast	No
Proposal No. 5 — Ratification of Selection of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes

   With respect to Proposal No. 1, you may vote For all nominees, Withhold your vote as to all nominees, or For all nominees except those specific nominees from whom you Withhold your vote. The three nominees receiving the most For votes will be elected. A properly executed proxy marked Withhold with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.  Proxies may not be voted for more than three directors and shareholders may not cumulate votes in the election of directors.

   With respect to Proposals Nos. 2, 3 and 5 you may vote For, Against or Abstain. If you Abstain from voting on any of these Proposals, the abstention will have the same effect as an Against vote.

   With respect to Proposal No. 4, you may vote For Every Year, For Every Two Years, For Every Three Years, or Abstain.  If you abstain from voting on any of these matters, your shares will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.

 What is the Notice of Internet Availability of Proxy Materials?

Pursuant to the rules of the Securities and Exchange Commission (“SEC”), we are making this proxy statement and our Annual Report on Form 10-K available to certain of our shareholders electronically via the Internet. Accordingly, in compliance with this e-proxy process, on or about April 4, 2011, we mailed to our beneficial owners a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our Annual Report on Form 10-K via the Internet and how to vote online. As a result, unless otherwise required, you may not receive a copy of the proxy materials unless you request a copy. All shareholders will be able to access the proxy materials on a Web site referred to in the Notice and in this proxy statement and to request to receive a set of the proxy materials by mail or electronically, in either case, free of charge. If you would like to receive a printed or electronic copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.  By participating in the e-proxy process, we will save money on the cost of printing and mailing documents to you and reduce the impact of our annual meeting of shareholders on the environment.

Can I change or revoke my vote after I return my proxy card or voting instruction card?

Yes. Even if you sign the proxy card or voting instruction card in the form accompanying this proxy statement, vote by telephone or vote on the Internet, you retain the power to revoke your proxy or change your vote. If you are a shareholder of record, you can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our Secretary or Assistant Secretary, 650 East Swedesford Road, Second Floor, Wayne, Pennsylvania 19087, specifying such revocation. You may also change your vote by timely delivery of a later-dated vote by telephone or on the Internet, or by voting by ballot at the Annual Meeting.  If you hold your shares through a broker, bank or other nominee, you can revoke your proxy by contacting the broker, bank or other nominee and submitting a later dated voting instruction card.

Who can attend the Annual Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Each shareholder may also bring one guest to the Annual Meeting, space permitting. Only our shareholders of record will be entitled to speak at the Annual Meeting.

What do I need to attend the Annual Meeting and when should I arrive?

In order to be admitted to the Annual Meeting, a shareholder must present an admission ticket or proof of ownership of our common stock on the record date. Any holder of a proxy from a shareholder must present the proxy card, properly executed, and an admission ticket to be admitted. Shareholders and proxy holders must also present a form of government-issued photo identification such as a passport or driver’s license.

An admission ticket is provided on the back cover page of your proxy statement. If you plan to attend the Annual Meeting, please keep this ticket and bring it with you to the Annual Meeting. If you receive this proxy statement electronically, you can obtain a ticket in advance of the Annual Meeting by printing the final page of this proxy statement. If a shareholder does not bring an admission ticket, proof of ownership of our common stock on the record date will be needed to be admitted. If your shares are held in the name of a bank, broker or other holder of record, a brokerage statement or letter from the bank or broker is an example of proof of ownership.

Admission to the Annual Meeting will begin at 7:30 a.m., EDT. Seating will be limited. In order to ensure that you are seated by the commencement of the Annual Meeting at 8:00 a.m., we recommend that you arrive early.

The Annual Meeting will be held at the offices of Pepper Hamilton, LLP, Eighteenth and Arch Streets, 3000 Two Logan Square, Philadelphia, Pennsylvania 19103-2799. When you arrive, signs will direct you to the appropriate meeting room. Please note that due to security reasons, all bags will be subject to search. We will be unable to admit anyone who does not comply with these security procedures. Cameras and other recording devices will not be permitted in the meeting room.

Who pays for the proxy solicitation and how will we solicit votes?

We will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or e-mail. They will not be paid any additional compensation for such solicitation. We will request brokers and nominees who hold shares of our common stock in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

How can I access Kenexa’s proxy materials and annual report electronically?

This proxy statement and our 2010 Annual Report are available on our website at

http://www.kenexa.com/Investor-Relations/Annual-Reports

Is a list of shareholders available?

The names of shareholders of record entitled to vote at the Annual Meeting will be available for review by shareholders at the Annual Meeting.

How do I find out the voting results?

Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published in a Current Report on Form 8-K which we will file with the SEC within 4 business days following the Annual Meeting. After that Form 8-K has been filed, you may obtain a copy by visiting our website, by contacting our Investor Relations department by calling (866) 888-8121, by writing to Investor Relations, Kenexa Corporation, 650 East Swedesford Road, Second Floor, Wayne, Pennsylvania 19087 or by sending an email to InvestorRelations@kenexa.com.

What if I have questions about lost stock certificates or I need to change my mailing address?

Shareholders of record may contact our transfer agent, StockTrans, a Broadridge Company, by calling 1-866-578-5350 or writing to StockTrans, a Broadridge Company, 44 West Lancaster Avenue, Ardmore, Pennsylvania 19003, or by visiting their website at www.StockTrans.com, to get more information about these matters.

What is the address of Kenexa’s principal executive offices?

Our principal executive offices are located at 650 East Swedesford Road, Second Floor, Wayne, Pennsylvania 19087.

HOW DO I VOTE?

Your vote is important. You may vote by telephone, on the Internet, by mail or by attending the Annual Meeting and voting by ballot, all as described below. For our shareholders of record, telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on May 17, 2011.

Vote by Telephone

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If you are a shareholder of record, you can vote your shares by calling the toll-free telephone number on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

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If your shares are held in the name of a broker, bank or other nominee, you may vote your shares over the telephone by following the telephone voting instructions, if any, provided on the voting instruction card you receive from such broker, bank or other nominee.

Vote on the Internet

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If you are a shareholder of record, you can vote your shares over the Internet by following the instructions on your proxy card. As with telephone voting, you can confirm that your instructions have been properly recorded.

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If your shares are held in the name of a broker, bank or other nominee, you may vote your shares over the Internet by following the voting instructions, if any, provided on the voting instruction card you receive from such broker, bank or other nominee.

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 If you vote on the Internet, please note that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies for which you will be responsible.

Vote by Mail

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If you are a shareholder of record, you can vote your shares by mail simply by marking your proxy card, dating and signing it, and returning it to StockTrans, a Broadridge Company in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to Kenexa Corporation, c/o StockTrans, a Broadridge Company, Investor Services, 44 West Lancaster Avenue, Ardmore, Pennsylvania 19003.

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If your shares are held in the name of a broker, bank or other nominee, you may vote your shares by mail by following the voting instructions, if any, provided on the voting instruction card you receive from such broker, bank or other nominee.

Voting at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the meeting and vote in person.  However, if your shares are held in the name of a broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record of your shares to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record of your shares.

Those shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy card will be voted as recommended by our board of directors.

BOARD OF DIRECTORS

Our board of directors is composed of eight members and is divided into three classes with staggered three-year terms. Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be cast for each of Barry M. Abelson, Nooruddin S. Karsan and John A. Nies.  If, for any reason, at the time of election, any of the nominees named should decline or be unable to accept his nomination or election, it is intended that such proxy will be voted for a substitute nominee, who would be recommended by our board of directors. Our board of directors, however, has no reason to believe that any of the nominees will be unable to serve as a director.

The following biographical information is furnished as to each nominee for election as a director and each of the current directors:

Nominees for Election to the Board of Directors for a Three-Year Term Expiring at the 2014 Annual Meeting

Barry M. Abelson, 64, has been a member of our board of directors since 2000. Since 1992, Mr. Abelson has been a partner in the law firm of Pepper Hamilton LLP, which has provided legal services to us since 1997. Mr. Abelson received an A.B. in sociology from Dartmouth College and a J.D. from the University of Pennsylvania Law School.

 Areas of Relevant Experience: Executive level leadership at a well established law firm dealing with a myriad of corporate legal matters.

Nooruddin (Rudy) S. Karsan, 53, co-founded our predecessor company in 1987 and has served as the chairman of our board of directors since 1997 and as our chief executive officer since 1991. Prior to that, Mr. Karsan headed marketing actuarial services for the Mercantile & General Insurance Company in Toronto, Canada. Mr. Karsan received a B. Math in actuarial science from the University of Waterloo. Mr. Karsan holds the designation of Fellow of the Society of Actuaries.

 Areas of Relevant Experience: Proven ability to drive and oversee our business strategy; comprehensive knowledge of our strategic and operational opportunities and challenges and our competitive environment.

John A. Nies, 42, has been a member of our board of directors since 2002.  In July 2010, Mr. Nies was elected as the company’s lead independent director, reinforcing our commitment to best practices in the area of corporate governance.  Mr. Nies is a managing director of JMH Capital, a private equity firm, which he joined in May 2006.  From 2002 to 2006, Mr. Nies served as a principal of Sage River Partners, LLC and Maplegate Holdings, LLC, private equity firms investing on behalf of individual investors.  From 2001 to 2002, Mr. Nies worked for Parthenon Capital, Inc., a private equity investment firm, most recently serving as its managing director, operations, a position in which he was responsible for post-transaction performance of portfolio companies. Mr. Nies received an A.B. in economics from Dartmouth College and an M.B.A. from Harvard Business School.

 Areas of Relevant Experience: Business acumen derived from evaluating a variety of venture proposals and implementing the necessary corporate governance procedures to ensure an entity’s success.

Members of the Board of Directors Continuing in Office for a Term Expiring at the 2013 Annual Meeting

Joseph A. Konen, 63, has been a member of our board of directors since 2000. Mr. Konen, who is now retired, has held a number of executive positions, most recently serving from 1994 to 1999 as the president and chief operating officer of Ameritrade Holding Corporation, a provider of brokerage services. Mr. Konen received a B.A. in economics and an M.B.A. in finance and management from Indiana University at Bloomington.

 Areas of Relevant Experience: Experience in executive level positions at multiple highly successful organizations, with specific areas of focus in operations and finance.

Richard J. Pinola, 65, has been a member of our board of directors since 2005. From 1992 until his retirement in 2004, Mr. Pinola served as the chairman and chief executive officer of Right Management Consultants, a human resources consulting firm.  From 1989 to 1991, Mr. Pinola served as the chief operating officer of Penn Mutual Life Insurance Company. Mr. Pinola also serves as a director of Nobel Learning Communities, Inc., a for-profit provider of education and educational services; and Corporate Property Associates 14 Inc., Corporate Property Associates 15 Inc., and Corporate Property Associates 16 Inc., each a real estate investment trust. Mr. Pinola previously served as a director of K-Tron International, Inc., a manufacturer of material handling equipment and systems and Bankrate, Inc., an Internet financial services provider.  Mr. Pinola received a B.S. in accounting from King’s College.

 Areas of Relevant Experience: Experience in executive level positions at several highly successful organizations, with specific areas of focus in both operations and finance.

Members of the Board of Directors Continuing in Office for a Term Expiring at the 2012 Annual Meeting

Renee B. Booth, 52, has served as a member of our board of directors since May 2006. Since 1999, Dr. Booth has served as the president of Leadership Solutions, Inc., a boutique human resources consulting firm specializing in leadership assessments, selection, development and motivation. Dr. Booth received a B.A. in psychology from the University of Maryland and a M.S. and Ph.D. in industrial/organizational psychology from Pennsylvania State University.

 Areas of Relevant Experience: Practical experience in the HR assessment business and executive leadership consulting.

Troy A. Kanter, 43, joined us in 1997 and has served as a member of our board of directors since May 2006 and as our President and Chief Operating Officer since November 2006. From 2003 until November 2006, Mr. Kanter served as our president, Human Capital Management. From 1997 to 2003, Mr. Kanter served as our executive vice president, sales and business development. From 1997 to 1999, he managed our HCM Consulting, Retention Services operations. From 1995 to 1997, Mr. Kanter was the president of Human Resources Innovations, Inc., a company he co-founded that provided employee survey research and consulting and which we acquired in 1997. Mr. Kanter received a B.A. in corporate communications from Doane College.

 Areas of Relevant Experience: Executive level experience in both large and medium size organizations serving in sales, business development and operations.

Rebecca J. Maddox, 57, has been a member of our board of directors since October 2006. Ms. Maddox is a founding principal, president and chief executive officer of Maddox Smye LLC, an international specialty sales consulting firm, and has served in that capacity since 1993. Prior to that, Ms. Maddox held positions that included chief executive officer of Capital Rose, Inc., senior vice president, marketing of Capital Holding, and senior vice president, marketing, Citicorp. Ms. Maddox received a B.S. in business administration from Pennsylvania State University and an M.B.A. in marketing and finance from Columbia University.

 Areas of Relevant Experience: Knowledge gained from working in senior level positions within the financial services industry and relationship expertise on how gender plays a critical part in developing a successful marketing strategy.

While each of our board of director members possess specific qualities which make them well suited for their roles at Kenexa, their individual areas of expertise, stage in their career, and accumulated work experience are varied enough to ensure that there is adequate diversity among our board members.  In determining whether a prospective board member is a good fit for Kenexa’s board, our governance committee considers, among other factors, how the prospect’s diversity will impact the effectiveness of the board.

STRUCTURE AND PRACTICES
OF THE BOARD OF DIRECTORS

Corporate Governance Policy

We regularly monitor developments in the area of corporate governance and review our processes and procedures in light of such developments. In those efforts, we review federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002, as well as rules adopted by the SEC and The Nasdaq Stock Market LLC (“Nasdaq”). We believe that our procedures and practices, including the policies described below, are designed to enhance our shareholders’ interests.

Board Meetings

Our business, property and affairs are managed under the direction of our board of directors. Members of our board of directors are kept informed of our business through discussions with our Chairman and Chief Executive Officer, President, Chief Financial Officer and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of our board of directors and its committees.

Our board of directors met four times during 2010.  During 2010, the committees of our board of directors held a total of 21 meetings. Each director attended at least 75% of the total number of meetings of the board of directors and each committee of the board on which such director served.

Shareholder Communications with the Board of Directors

Shareholders may initiate in writing any communication with our board of directors or any individual director by sending the correspondence to our General Counsel, c/o Kenexa Corporation, 650 East Swedesford Road, Second Floor, Wayne, Pennsylvania 19087 or by sending an email to ShareholderCommunications@kenexa.com. This centralized process assists our board of directors in reviewing and responding to shareholder communications in an appropriate manner. Any communication should not exceed 500 words in length and must be accompanied by the following information:

●	a statement of the type and amount of our securities that the person holds;

●	any special interest of the shareholder in the subject matter of the communication (i.e. - not in such person’s capacity as one of our shareholders); and

●	the name, address, telephone number and e-mail address, if any, of the person submitting the communication.

In addition, e-mails from shareholders to our board of directors should not contain attachments. Any attachments contained in such email messages will be automatically removed. If you wish to provide additional materials with your communications, please use regular mail, sent to the address above.

All communications that comply with the above procedural requirements will be relayed to the appropriate member of the board of directors. We will not forward any communications:

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 regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to our security holders or other constituencies generally;

●	that advocate our engaging in illegal activities;

●	that, under community standards, contain offensive, scurrilous or abusive content; or

●	that have no rational relevance to our business or operations.

Board Attendance at the Annual Meeting

Although we encourage each member of our board of directors to attend our annual meetings of shareholders, we do not have a formal policy requiring the members of our board of directors to attend. All of our directors attended our 2010 Annual Meeting of Shareholders.

Independence  Determination

Our board of directors has and will continue to observe all applicable criteria for independence established by Nasdaq and other governing laws and applicable regulations. No director is deemed to be independent unless our board of directors determines that the director has no relationship which would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. Our board of directors has determined that the following directors are independent as determined by the Nasdaq listing standards and other applicable regulations: Barry M. Abelson, Renee B. Booth, Joseph A. Konen, Rebecca J. Maddox, John A. Nies and Richard J. Pinola.

Code of Business Conduct and Ethics

In 2005, we adopted a Code of Business Conduct and Ethics. We require all employees, including our principal executive officer and principal financial officer and other senior officers and our directors, to read and to adhere to our Code of Business Conduct and Ethics in discharging their work related responsibilities. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of our Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is available on our website at http://www.kenexa.com/Investor-Relations/Corporate-Governance.aspx and can be obtained by writing to Investor Relations, Kenexa Corporation, 650 East Swedesford Road, Wayne, Pennsylvania 19087 or by sending an email to InvestorRelations@kenexa.com.

Board Committees

Our board of directors maintains several standing committees, including an Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, a Compensation Committee, and a Nominating and Governance Committee. These committees and their functions are described below.  Our board of directors may also establish various other committees to assist it in its responsibilities.

Our board of directors has adopted a written charter for each of its standing committees. The full text of each charter is available on our website at http://www.kenexa.com/Investor-Relations/Corporate-Governance.aspx and can be obtained by writing to Investor Relations, Kenexa Corporation, 650 East Swedesford Road, Second Floor, Wayne, Pennsylvania 19087 or by sending an email to InvestorRelations@kenexa.com.

The following table shows the current members (indicated by an “X” or “Chair”) of each of our standing board committees and the number of committee meetings held and number of actions taken by unanimous written consents during 2010:

	Audit	Nominating and Governance	Compensation
Barry M. Abelson	—	X	—
Renee B. Booth	—	X	Chair
Troy A. Kanter	—	—	—
Rudy S. Karsan	—	—	—
Joseph A. Konen	Chair	—	—
Rebecca J. Maddox	X	—	X
John A. Nies	—	Chair	—
Richard J. Pinola	X	—	X

Number of Meetings	11	6	4
Number of Consents	—	—	—

 Audit Committee

Our Audit Committee is composed of Mr. Konen (chair), Ms. Maddox and Mr. Pinola. Our board of directors has determined that each of Messrs. Konen and Pinola is an “Audit Committee financial expert” as currently defined under the SEC’s rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. We believe that the composition and functioning of our Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and the SEC’s rules and regulations, including those regarding the independence of our Audit Committee members. We intend to comply with future requirements to the extent that they become applicable to us.

Our Audit Committee oversees our corporate accounting and financial reporting processes. Our Audit Committee:

●	evaluates the qualifications, independence and performance of our registered independent public accounting firm;
●	determines the engagement of our registered independent public accounting firm;
●	approves the retention of our registered independent public accounting firm to perform any proposed permissible non-audit services;
●	ensures the rotation of the partners of our registered independent public accounting firm on our engagement team as required by law;
●	reviews our systems of internal controls established for finance, accounting, legal compliance and ethics;
●	reviews our accounting and financial reporting processes;
●	provides for effective communication between our board of directors, our senior and financial management and our independent auditors;
●	discusses with management and our independent auditors the results of our annual audit and the review of our quarterly financial statements;
●	reviews the audits of our financial statements;
●	implements a pre-approval policy for certain audit and non-audit services performed by our registered independent public accounting firm;
●	reviews and approves any related party transactions in which we are involved; and
●	meets periodically with management and the independent public accountants to review our major financial risk exposures and the steps taken to monitor and control such exposures.

 Nominating and Governance Committee

Our Nominating and Governance Committee is composed of Mr. Nies (chair), Mr. Abelson and Dr. Booth. We believe that the composition of our Nominating and Governance Committee complies with any applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and the SEC’s rules and regulations, including those regarding the independence of our Nominating and Governance Committee members. We intend to comply with future requirements to the extent that they become applicable to us.

Our Nominating and Governance Committee’s responsibilities include the selection of potential candidates for our board of directors.  The committee also makes recommendations to our board of directors concerning the structure and membership of the other board committees and considers director candidates recommended by others, including our Chief Executive Officer, other board members, third parties and shareholders.  In addition, our Nominating and Governance Committee develops and monitors our corporate governance guidelines, and assesses succession planning for senior management of the company.

Compensation Committee

Our Compensation Committee is currently composed of Dr. Booth (chair), Ms. Maddox and Mr. Pinola. We believe that the composition and functioning of our Compensation Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and the SEC’s rules and regulations, including those regarding the independence of our Compensation Committee members. We intend to comply with future requirements to the extent that they become applicable to us.

Our Compensation Committee administers the compensation program for our executive officers. Our Compensation Committee:

●
 reviews and either approves, on behalf of our board of directors, or recommends to our board of directors for approval, (i) annual salaries, bonuses, and other compensation for our executive officers, and (ii) individual equity awards for our employees and executive officers;

●	oversees our compensation policies and practices;
●	coordinates our board of directors’ role in establishing performance criteria for executive officers;
●	annually evaluates each of our executive officers’ performance;
●	reviews and approves the annual salary, bonus, stock options and other benefits, direct and indirect, of our executive officers, including our Chief Executive Officer;
●	reviews and recommends new executive compensation programs;
●	annually reviews the operation and efficacy of our executive compensation programs;
●	periodically reviews that executive compensation programs comport with the Compensation Committee’s stated compensation philosophy;
●	establishes and periodically reviews policies in the area of senior management perquisites;
●	reviews and recommends to the board of directors the appropriate structure and amount of compensation for our directors;
●	reviews and approves material changes in our employee benefit plans;
●	administers our equity compensation and employee stock purchase plans; and
●	reviews the adequacy of the Compensation Committee and its charter and recommends any proposed changes to the board of directors not less than annually.

In deciding upon the appropriate level of compensation for our executive officers, the Compensation Committee regularly reviews our compensation programs relative to our strategic objectives and emerging market practice and other changing business and market conditions. In addition, the Compensation Committee also takes into consideration the recommendations of our Chief Executive Officer concerning compensation actions for our other executive officers and any recommendations of compensation consultants. The primary role of consultants is to provide objective data, analysis and advice to the Compensation Committee. In providing data and recommendations to the Compensation Committee, our consultants work with our Chief Executive Officer and management to obtain information needed to carry out its assignments. See the section below entitled “Executive Compensation and Executive Officers—Compensation Discussion and Analysis” for further discussion of the Compensation Committee’s role in determining the compensation of our executive officers.

Board Leadership Structure

Mr. Karsan serves as both the Chairman of our board of directors and our CEO.  Our board of directors’ decision to assign these two roles to a single person was guided by several important attributes of Mr. Karsan, including:

●	his unique skills, insight, and experience as a founder of Kenexa;
●	the confidence he is able to inspire in our board of directors, the company and our shareholders;
●	his ability to coalesce and effect positive change in our company; and
●	his ability to execute on both the company’s short-term and long-term strategies necessary for the challenging marketplace in which the company competes.

While these attributes were important, our board of directors would not have considered combining the roles of Chairman and CEO if it did not firmly believe that we have in place sound checks and balances to ensure that we maintain the highest standards of corporate governance and continued accountability of the CEO to the board of directors.  For example:

●
Each of the board of directors’ standing committees, including the Audit, Compensation, and Nominating and Governance Committees, are comprised of and chaired solely by non-employee directors who meet the independence requirements under the NASDAQ listing standards and other governing laws and regulations.

●	Review and determination of Mr. Karsan’s compensation and performance continues to be within the purview of the Compensation Committee.
●
The independent directors continue to meet in regular executive sessions without management present to discuss the effectiveness of the company’s management, the quality of the board of directors meetings and any other issues and concerns.

●	The board of directors continues to oversee succession planning.

Mr. Nies serves as both the lead independent director and Chairman of our Nominating and Governance Committee.  The primary roles and responsibilities of the lead director include:

●	communication with the Chairman and CEO in areas including:
	—	strategy, possible change of control and restructuring opportunities and other key executive changes before they are established;
	—	preparations for board of directors meetings;
●	offering counsel to individual directors on the performance of their duties;
●	facilitating communications amongst directors;
●	facilitating the process of the board's self-evaluation;
●	presiding over and scheduling all meetings of the board of directors at which the Chairman and CEO is not present, including executive sessions.

Director Compensation

    The following table sets forth the amount of compensation that we paid to each of our directors for the year ended December 31, 2010, other than our employee directors who did not receive any additional compensation for their role as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Barry M. Abelson	32,500	32,996	65,795	131,292
Renee B. Booth	37,500	32,996	65,795	136,292
Joseph A. Konen	40,000	32,996	65,795	138,792
Rebecca J. Maddox	37,500	32,996	65,795	136,292
John A. Nies	55,000	32,996	65,795	153,792
Richard J. Pinola	37,500	32,996	65,795	136,292

(1)	Represents the aggregate grant date fair value with respect to 2,293 shares of restricted stock awarded to each non-employee director in May 2010, computed in accordance with FASB ASC Topic 718.

(2)
Represents the aggregate grant date fair value with respect to options to purchase 10,387 shares of common stock granted to each director in May 2010, computed in accordance with FASB ASC Topic 718.  For purposes of computing such amounts, we disregarded estimates of forfeitures related to service-based vesting conditions.  Please refer to Note 12 - “Stock Plans” to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010, for a discussion of the assumptions made in the calculation of these amounts.

    Each member of our board of directors, other than those directors who are our employees or employees or partners of our affiliates, are entitled to receive an annual retainer of $30,000 for service on our board of directors. The chair of each of our Compensation Committee and our Nominating and Governance Committee receives an additional annual fee of $5,000, while each other member of those committees receives an annual fee of $2,500 for each committee upon which the member serves. The chair of our Audit Committee receives an additional annual fee of $10,000 and each other member of our Audit Committee receives an additional annual fee of $5,000.  The lead independent director receives an additional fee of $20,000. We also reimburse members of our board of directors for travel, lodging and other reasonable out-of-pocket expenses incurred in attending board and committee meetings.

    Our Compensation Committee periodically reviews the compensation that we offer to our non-employee directors in light of the duties of our directors and the compensation offered by our peer companies to their directors. Based upon this review, we may from time to time adjust the compensation that we offer to our non-employee directors in order to help us attract and retain the most qualified individuals to serve on our board of directors.

            As of December 31, 2010 each of our directors held restricted stock and options to purchase the following number of shares of our common stock:

Name	Aggregate options to purchase	Restricted Stock
Barry M. Abelson	54,387	2,293
Renee B. Booth	52,387	2,293
Joseph A. Konen	54,387	2,293
Rebecca J. Maddox	52,387	2,293
John A. Nies	54,387	2,293
Richard J. Pinola	54,387	2,293

Minimum Qualifications of Directors

In making its recommendations as to nominees for election to our board of directors, our Nominating and Governance Committee may consider, in its sole judgment, recommendations of our Chief Executive Officer and other senior executives, other board members, shareholders and third parties. Our Nominating and Governance Committee may also retain third-party search firms to identify candidates. Shareholders desiring to recommend nominees should submit their recommendations in accordance with the instructions in the section of this proxy statement below entitled “Shareholder Nominations of Directors and Other Business-Recommendations of Nominees.” The Committee has not adopted any criteria for evaluating a candidate for nomination that differ depending on whether a candidate is nominated by a shareholder versus by a director, member of management or other third party.

Our Nominating and Governance Committee considers the following criteria in determining whether a nominee is qualified to serve on our board of directors:

●	the nominee's personal ethics, integrity and values;

●	whether the nominee has an inquiring and independent mind;

●	whether the nominee has a global business and social perspective;

●	the nominee’s practical wisdom and mature judgment;

●	the extent and breadth of the nominee’s training and experience at the policy or decision-making level in business, government, education or technology;

●	the nominee’s willingness to devote the required amount of time to fulfill the duties and responsibilities of board of directors membership;

●	the nominee’s commitment to serve on our board of directors over a period of years to develop knowledge about our operations; and

●	the nominee’s involvement in activities or interests that do not create a conflict with the nominee’s responsibilities to us and our shareholders.

Our Nominating and Governance Committee also considers such other factors as it deems appropriate, including the current composition of our board of directors.

If the committee decides, on the basis of its preliminary review of a candidate, to proceed with further consideration of a candidate, members of the committee, as well as other members of our board of directors as appropriate, interview the candidate. After completing this evaluation and interview, the committee makes the final determination whether to nominate or appoint the candidate as a new board member.

Shareholder Nominations of Directors and Other Business; Recommendations of Nominees

Shareholder Nominations of Directors and Other Business. Our bylaws provide procedures by which a shareholder may nominate for election to our board of directors at any meeting of shareholders individuals or bring business before an annual meeting of shareholders. A shareholder desiring to nominate a director for election to our board of directors, or to bring any other business before an annual meeting of shareholders, should deliver a notice to our Secretary at our principal executive offices at 650 East Swedesford Road, Second Floor, Wayne, Pennsylvania 19087, no later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting of shareholders. In the event that the date of the annual meeting of shareholders is more than 30 days before or more than 60 days after the anniversary of the preceding year’s annual meeting of shareholders, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting of shareholders and not later than the later of the 60th day prior to the annual meeting of shareholders or the 15th day following the day on which public announcement of the date of the meeting is first made. In the event that a special meeting of shareholders is called at which directors are to be elected pursuant to the notice of that meeting, a shareholder desiring to nominate a director for election to our board of directors at that meeting should deliver a notice to our Secretary at our principal executive offices at 650 East Swedesford Road, Second floor, Wayne, Pennsylvania 19087, not later than the later of the 60th day prior to that meeting or the 15th day after the public announcement of that meeting nor earlier than the 90th day prior to that meeting.

The shareholder’s notice must set forth:

●
as to each person whom the shareholder proposes to nominate for election or reelection as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Exchange Act; (ii) a description of any arrangements or understandings among the shareholder and each such person and any other person with respect to such nomination; and (iii) the consent of each such person to being named in the proxy statement as a nominee and to serving as a member of our board of directors if so elected;

●
as to any other business that the shareholder proposes to bring before an annual meeting of shareholders: (i) a brief description of the business desired to be brought before the meeting; (ii) the reasons for conducting such business at the meeting; and (iii) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

●
as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such shareholder, as they appear on our books, and of such beneficial owner; (ii) the class and number of shares which are owned beneficially and of record by such shareholder and such beneficial owner; and (iii) a representation that such shareholder and beneficial owner intend to appear in person or by proxy at the meeting.

Shareholder Recommendations of Nominees. Our Nominating and Governance Committee considers suggestions from many sources, including shareholders, regarding possible candidates for director. The committee will give consideration to shareholder recommendations for positions on our board of directors where the committee has determined not to re-nominate a qualified incumbent director. The committee will only consider recommendations of candidates who satisfy the minimum qualifications prescribed by the committee for board nominees, including that a director must represent the interests of all shareholders and not serve for the purpose of favoring or advancing the interests of any particular shareholder group or other constituency.

To be considered by our Nominating and Governance Committee, a shareholder recommendation must be submitted to our Secretary and include a complete description of the nominee’s qualifications, experience and background, together with a statement signed by the nominee in which he or she consents to serve as a director if nominated and elected.

Although our Nominating and Governance Committee has not established a minimum number of shares that a shareholder must own in order to suggest a candidate for consideration, or a minimum length of time during which the shareholder must own its shares, the committee will take into account the size and duration of a recommending shareholder’s ownership interest. Our Nominating and Governance Committee will also consider the extent to which the shareholder making the suggestion intends to maintain its ownership interest in shares of our common stock.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, Dr. Booth, Ms. Maddox, and Mr. Pinola served as members of our Compensation Committee.  None of these individuals was at any time an officer or employee of ours. In addition, none of our executive officers serves as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Board of Directors Role in Risk Oversight

    Our board of directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant committees that report on their deliberations to the board of directors.  The oversight responsibility of our board of directors and its committees is enabled by management reporting processes that are designed to provide visibility to our board of directors about the identification, assessment and management of critical risks and management’s risk mitigation strategies.  These areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and reputational risks.  The board of directors and its committees oversee risks associated with their respective principal areas of focus, as summarized below.

Committee	Primary Areas of Risk Oversight
Audit Committee
Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

Nominating and Governance Committee	Risks and exposures associated with leadership, succession planning and corporate governance.
Compensation Committee	Risks and exposures associated with executive compensation programs and arrangements, including incentive plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 21, 2011, with respect to the beneficial ownership of our common stock by: (i) each shareholder known by us to be the beneficial owner of more than 5% of our common stock; (ii) each director or director nominee; (iii) each executive officer named in the Summary Compensation Table under “Executive Compensation and Executive Officers” in these proxy materials; and (iv) all current executive officers and directors as a group.

            Beneficial ownership is determined in accordance with the rules of the SEC. Shares of our common stock subject to options currently exercisable or exercisable within 60 days of March 21, 2011 are deemed to be outstanding for calculating the percentage of outstanding shares of the person holding those options, but are not deemed outstanding for calculating the percentage of any other person. Percentage of beneficial ownership is based upon 23,209,231 shares of our common stock outstanding as of March 21, 2011. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o Kenexa Corporation, 650 East Swedesford Road, Second Floor, Wayne, Pennsylvania 19087.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
FMR LLC (1)	2,279,637	9.8%
The Gund Group (2)	2,208,539	9.5%
Columbia Wanger Asset Management, L.P. (3)	2,025,000	8.7%
Stadium Capital Management, LLC (4)	1,690,398	7.3%
BlackRock, Inc. (5)	1,240,763	5.3%
Nooruddin S. Karsan (6)	1,537,344	6.6%
Troy A. Kanter (7)	484,852	2.1%
Donald F. Volk (8)	283,924	1.2%
Richard J. Pinola (9)	90,380	*
James P. Restivo (10)	83,500	*
John A. Nies (11)	69,380	*
Barry M. Abelson (12)	68,010	*
Renee B. Booth (13)	57,380	*
Rebecca J. Maddox (14)	57,380	*
Archie L. Jones, Jr. (15)	45,500	*
Joseph A. Konen (16)	39,380	*
All executive officers and directors as a group - 11 persons (17)	2,817,030	9.9%

*	Less than 1%.

(1)
Information is based on Amendment no. 1 to Schedule 13G filed with the Securities and Exchange Commission on March 10, 2011 by FMR LLC.  FMR LLC's principal place of business is 82 Devonshire Street, Boston, MA 02109.  FMR LLC is a parent holding company in accordance with section 240.13d-1(b)(ii)(G).  FMR LLC is the beneficial owner of 2,279,637 shares of our common stock.

(2)	Information is based on Amendment no. 4 to Schedule 13G filed with the Securities and Exchange Commission on February 11, 2011 by Grant Gund, individually and as trustee for the Kelsey Laidlaw Gund Gift Trust, the Llura Blair Gund Gift Trust, and the Grant Owen Gund Gift Trust; Rebecca H. Dent, as trustee for the G. Zachary Gund Descendants’ Trust, Kelsey Laidlaw Gund Gift Trust, the Llura Blair Gund Gift Trust and the Grant Owen Gund Gift Trust; G. Zachary Gund, individually and as trustee for the G. Zachary Gund Descendants’ Trust; Llura L. Gund, individually and as trustee for the Dionis Trust; and Gordon Gund, individually and as trustee for the Dionis Trust (“Gund Group”). The Gund Group’s principal place of business is 14 Nassau Street, Princeton, NJ 08542. The Gund Group may be deemed to beneficially own 2,208,539 shares of our common stock.

(3)	Information is based on Amendment no. 3 to Schedule 13G filed with the Securities and Exchange Commission on February 10, 2011 by Columbia Wanger Asset Management, LLC (“Columbia Wanger”). Columbia Wanger’s principal place of business is 227 West Monroe Street, Suite 3000, Chicago, IL 60606. Columbia Wanger is an investment advisor registered in accordance with Rule 13d-1(b)(1)(ii)(E). Columbia Wanger is the beneficial owner of 2,025,000 shares as a result of acting as investment advisor. These shares include the shares held by Columbia Acorn Trust, a Massachusetts business trust that is advised by Columbia Wanger.

(4)
Information is based on Amendment no. 5 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2011 by Stadium Capital Management, LLC, Alexander M. Seaver, Bradley R. Kent, and Stadium Relative Value Partners, L.P. (“Stadium Capital”).  Stadium Capital’s principal place of business is 550 NW Franklin Avenue, Suite 478, Bend, OR, 97701.  Stadium Capital is an Investment Advisor in accordance with section 240.13d-1(b)(1)(ii)(E).  Stadium Capital is the beneficial owner of 1,690,398 shares of our common stock.

(5)
Information is based on Amendment no. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 7, 2011 by BlackRock, Inc. (“BlackRock”).  BlackRock’s principal place of business is 40 East 52nd Street, New York, NY 10022.  BlackRock is a parent holding company in accordance with Rule 13d-1(b)(1)(ii)(G).  BlackRock is the beneficial owner of 1,240,763 shares of our common stock.

(6)
Nooruddin S. Karsan beneficially owns an aggregate of 1,537,344 shares of Common Stock jointly with his wife, Shirin N. Karsan.  Mr. Karsan has pledged 200,000 shares of Common Stock pursuant to a variable post-paid forward contract and 600,000 shares of Common Stock against a line of credit, in each case to secure his obligations under the respective arrangement; the reporting persons, however, have retained the power to vote such shares.  Includes options to purchase 291,250 shares of our common stock held by Mr. Karsan that may be exercised within 60 days of March 21, 2011.

(7)	Includes options to purchase 176,647 shares of common stock held by Mr. Kanter that may be exercised within 60 days of March 21, 2011.

(8)
Includes options to purchase 227,500 shares of our common stock held by Mr. Volk that may be exercised within 60 days of March 21, 2011.  All of the shares owned by Mr. Volk are held jointly with his wife, Susan Volk.

(9)	Includes options to purchase 54,387 shares of our common stock held by Mr. Pinola that may be exercised within 60 days of March 21, 2011.

(10)	Includes options to purchase 63,750 shares of our common stock held by Mr. Restivo that may be exercised within 60 days of March 21, 2011.

(11)	Includes options to purchase 54,387 shares of our common stock held by Mr. Nies that may be exercised within 60 days of March 21, 2011.

(12)	Includes options to purchase 54,387 shares of our common stock held by Mr. Abelson that may be exercised within 60 days of March 21, 2011.

(13)	Includes options to purchase 52,387 shares of our common stock held by Dr. Booth that may be exercised within 60 days of March 21, 2011.

(14)	Includes options to purchase 52,387 shares of our common stock held by Ms. Maddox that may be exercised within 60 days of March 21, 2011.

(15)	Includes options to purchase 45,500 shares of our common stock held by Mr. Jones that may be exercised within 60 days of March 21, 2011.

(16)	Includes options to purchase 34,387 shares of our common stock held by Mr. Konen that may be exercised within 60 days of March 21, 2011.

(17)	Includes options to purchase 1,106,969 shares of our common stock that may be exercised within 60 days of March 21, 2011.

EXECUTIVE COMPENSATION AND EXECUTIVE OFFICERS

Executive Officers

    The following are biographical summaries of our executive officers, except for Messrs. Karsan and Kanter, whose biographies are included under the heading “Board of Directors.”

Donald F. Volk, 61, has served as our Chief Financial Officer since December 1996. Prior to joining us, Mr. Volk was a partner in the accounting firm of Brinker, Simpson, Nicastro & Volk.  Mr. Volk received a B.S. in Accounting from Villanova University and an M.S. in Taxation from the Villanova University School of Law. Mr. Volk became a Certified Public Accountant in 1974.

Archie L. Jones, Jr., 39, has served as our Vice President of Business Development since August 2005.  In 2008, his responsibilities were expanded to include Global Operations and Delivery and its financial impact.  From 2003 until 2005, Mr. Jones served as managing director of Maplegate Holdings, a private equity investment firm that he co-founded that focuses on small-cap buyouts.  From 1998 until 2002, Mr. Jones was a principal and charter member of Parthenon Capital, Inc., a private equity investment firm.  Mr. Jones served on our board of directors from 1999 until 2002.  He served on the board of directors of Franco Apparel Group from 1998 until 2004 and held the role of that organization’s interim CFO in 1999.  Mr. Jones received an M.B.A. from Harvard Business School and a B.A. in Accounting and Business Administration from Morehouse College.

James P. Restivo, 50, has served as our Chief Knowledge Officer since October 2006.  Prior to joining us, Mr. Restivo was the founder, President and Chief Executive Officer of Blue Angel Technologies. Between 1993 and 1997, he also served as the Vice President of Development for Vertex Inc., the leading provider of corporate sales tax software. Mr. Restivo received a S.M. in electrical engineering and computer science from the Massachusetts Institute of Technology and a B.S. with a double major in computer science and applied mathematics and statistics the State University of New York at Stony Brook.

Compensation Discussion and Analysis

The Role of the Compensation Committee in Determining Executive Compensation

The Compensation Committee of the board of directors, which is comprised entirely of independent directors, is responsible for ensuring that our executive compensation policies and programs are competitive within the markets in which we compete for talent and reflect a strong focus on shareholder value.  The Compensation Committee reviews and approves the compensation levels and benefit programs for annual salary, bonus, stock options, and other benefits (direct and non-direct) for all of our Named Executive Officers (“NEOs”).  Our NEOs consist of Mr. Karsan, our principal executive officer, Mr. Volk, our principal financial officer, Mr. Kanter, Mr. Jones and Mr. Restivo, who are our most highly compensated executive officers (other than our principal executive officer and principal financial officer) serving as of December 31, 2010 and whose total compensation exceeded $100,000 during the year ended December 31, 2010.  The Compensation Committee reviews and approves the corporate goals and objectives relevant to the NEOs’ compenstion, reviews the evaluation of their performance against these objectives and, based on that evaluation, approves the NEOs’ compensation programs.

In late 2009, the Compensation Committee retained Exequity, LLP (“Exequity”) as its independent compensation consultant. Exequity reports directly to the Compensation Committee, which retains full authority over Exequity’s activities, including the authority to terminate the relationship. In 2009, the Compensation Committee commissioned Exequity to gather, among other things, customized peer group data for both its NEOs and outside Directors.  In 2010, Exequity completed its competitive benchmarking analysis for the Compensation Committee on the pay of our top executive officers compared to the market. Exequity also provided the Compensation Committee with general information on recent trends in executive compensation.

As part of its duties, the Compensation Committee annually reviews the independence of its compensation consultant and in 2010, concluded that Exequity was independent.

Our management and compensation staff provides additional analysis and counsel as requested by the Compensation Committee.  You can learn more about the Committee’s purpose, responsibilities, structure, and other details by reading the Compensation Committee’s charter which can be found in the Corporate Governance section of our website at www.Kenexa.com.  See “Structure and Practices of The Board of Directors - Committees” on page 6.

Performance Overview

            Following one of the worst recessions on record, we began 2010 realizing operational improvements made during the downturn and benefits from our investment in sales and marketing  We emerged with improved results and additional offerings through our acquisition of Salary.com.  In comparison to 2009, GAAP revenue improved in the first, second and third quarters of 2010, increasing 2%, 14% and 26%, respectively from the prior year results.  Our fourth quarter results in 2010 reflected an even greater increase, as we reported non-GAAP revenues from strengthening demand across all regions and products categories, of $64 million, which represented a 26% increase compared to the third quarter of 2010, and a 64% increase in comparison to the fourth quarter of 2009.  These improvements translated into a significant increase in our stock price at the end of 2010 which was up 67% compared to the end of 2009.

	2010 ($ in millions, except per share amounts)	2009 ($ in millions, except per share amounts)	Change (%)
Revenue (GAAP) (1)	196.4	157.7	25
Revenue (non-GAAP) (2)	199.4	157.7	26
Operating Loss (GAAP) (1)	(0.3)	(29.0)	NM
Operating Income (non-GAAP) (3)	17.6	15.9	11
Stock Price per Share as of December 31,	21.79	13.03	67

(1)	Revenue and Operating Loss (GAAP) results are based on U.S. generally accepted accounting principles (GAAP).
(2)	Revenue (non-GAAP) for 2010 excludes the write down of deferred revenue associated with purchase accounting for the Salary.com acquisition.
(3)	Operating Income (non-GAAP) for 2010 excludes share-based compensation expense of $4.5 million, amortization of acquired intangibles of $5.8 million, acquisition related fees of $4.6 million and deferred revenue associated with our Salary.com acquisition of $3.1 million. Operating Income (non-GAAP) for 2009 excludes share-based compensation expense of $5.4 million, amortization of acquired intangibles of $4.5 million, professional fees associated with our variable interest entity of $0.7 million, severance expense of $1.2 million, goodwill impairment of $33.3 million and an adjustment for noncontrolling interests of $(0.1) million .

Compensation Objectives & Philosophy

As a provider of integrated human capital solutions, we believe that the value we deliver to our customers depends in large part upon the quality of our people.  Our business model is based on our ability to establish long-term relationships with customers, and to maintain a strong mission, customer focus, entrepreneurial spirit, and team orientation.  The compensation programs we provide to our executives are designed to support our vision to become the most profitable and recognized leader for integrated human capital solutions by:

Providing a strong focus on critical corporate metrics and the creation of shareholder value.  Our executive compensation program is designed to align pay with corporate performance and the creation of shareholder value, and to manage pay as an important operating expense.  Accordingly, in 2010, our executive compensation program was heavily weighted toward variable pay in the form of annual cash incentives, which tie a substantial portion of an executive’s compensation to our success in achieving specified performance goals, and long-term incentive awards (primarily in the form of stock options) which tie a significant portion of an executive’s compensation to the creation of shareholder value.  We believe that these programs provide us with the ability to ensure that the compensation paid to our executives correlates with benefits to our shareholders.

Encouraging continued service by providing a significant portion of compensation through long-term incentives. In 2009, we aligned our top executives’ compensation opportunities with shareholders’ interests by awarding a blend of restricted stock units and stock options. The awards granted beginning in 2009 vest over several years of continuous service, to promote the achievement of long-term operating objectives, and to provide incentives for loyal and long-term service to us. The Compensation Committee believes that market and operating conditions we currently face require a balanced, market-competitive portfolio of long-term and short-term incentive opportunities, and that such a balanced portfolio is an important factor in retaining our executive team and motivating them to contribute to shareholder value creation.

Reinforcing our mission and values, and our focus on customer service. Our values emphasize the importance of human potential, growth through service excellence, and performance-based rewards.  Consistent with our advice to our own clients, we believe that our executive compensation program reinforces our primary focus on corporate performance, and, as a result, bonuses are based in part on key organizational measures.

Creating accountability for results. Our compensation program emphasizes variable, at-risk incentive award opportunities by providing our executive officers with approximately 40% to 50% of his/her target cash compensation through at-risk bonus compensation. However, depending upon our results, our bonus structure permits for the variable component of our compensation program to be either 0%, or significantly in excess of 50%, of total compensation.  In this way, we seek to reward our executives for exceptional performance.

Rewarding individual performance and contributions.  Salary, annual awards, and long-term incentive awards are based on both an individual’s job level as well as performance against specified financial, operational and strategic goals, as appropriate to the individual’s position.  As we advise our own clients, we feel it is in our best long-term interests for our high performing employees to be rewarded for personal and professional development and the achievement of individual objectives.

 Allowing us to compete effectively for talent. The compensation program design and levels are set considering the practices of similar companies with which we compete for talent.  We seek, as part of our compensation philosophy, to target our base salaries at the market median, with target total compensation at approximately the 75th percentile of market, dependent on continued positive financial results, to reward achievement of individual objectives.  We define our market for this purpose to include software, business process outsourcing, and consulting firms, among other types of organizations identified below under the heading “Market Benchmarking.”  We believe it is the most appropriate competitive reference based on our competitive market for executive talent.

To aid in its analysis, the Compensation Committee also considers the comparative performance of our peer group companies.   More specifically, the Compensation Committee reviews the following quantitative and qualitative factors to determine target total compensation:

●	Our financial and stock price performance in absolute terms and relative to that of our competitive peer group of companies, as well as the broader market;
●	The desire to retain our current executive talent with competitive compensation offerings; and
●	The objective to attract and retain top executive talent to advance us to the “next level.”

The Committee reviewed the above factors in 2010 and determined that we did not reach our stated goals as set forth in further detail below and therefore the NEOs were not paid at the 75th percentile. We believe our compensation and practices will continue to motivate exceptional performance, enabling us to deliver strong shareholder value over time, and to continue to develop and retain top executive talent.

Consideration of Risk

            One of the responsibilities of our Audit Committee is to review and assess our business risk management process, including the adequacy of our overall control environment and controls in selected areas representing financial and business risk.   We believe that our current compensation program mitigates potential risks presented by standard incentive compensation programs through the following design features:

i)
Our long term incentive program is aligned with the interests of our shareholders, because awards made pursuant to it are tied to the success of our future financial performance, rewarding plan participants when operating objectives are accomplished.

ii)
Our equity grants are made on an annual basis, with overlapping vesting cycles, to discourage eligible recipients from a short-term focus that could be detrimental to the monetization of the subsequent awards.

iii)	The payout is based on retrospective performance, but when the goals are set at the beginning of the year, they motivate prospective performance, while attempting to mitigate risk.

Market Benchmarking

    We benchmark our executive compensation programs against a group of companies with which we compete, which we refer to as our “Peer Group.”  The Compensation Committee uses market data provided on a periodic basis by external compensation consultants.  This market data includes SEC filings for peer companies and compensation data reported in published compensation surveys from reputable survey providers.  The Peer Group is compiled by identifying companies who either compete directly with us for customers or compete directly with us for talent, and which are roughly the same size in revenue and/or market capitalization to us.  The Compensation Committee solicits input from management and our compensation consultants, and carefully reviews the Peer Group composition for appropriateness.

    In 2010, management worked with Exequity and the Compensation Committee to assess the continued evolution of the Company’s operating environment and market for top executive talent and developed an updated group of peer companies for compensation comparison purposes.  Exequity and management identified the most relevant operational and structural equivalents to Kenexa, and proposed a list of companies from the following industries: Application Software, Software Services, Data Processing and Outsourced Services, BPO, and IT Consulting.  The 19 proposed companies generally were within a revenue range of 0.5 times to 2.0 times Kenexa’a revenue size, and had a median revenue base of $179.0 million, compared to Kenexa’s revenues of $204.0 million. The Compensation Committee reviewed and approved the proposed list of peers.

 The Peer Group companies, all of which are publicly traded, for the 2010 pay assessment and market alignment were:

●	Actuate Corp
●	Callidus Software, Inc.
●	Chordiant Software, Inc.
●	Concur Technologies, Inc.
●	CyberSource Corp
●	Deltek, Inc.
●	Epiq Systems, Inc.
●	ExlService Holdings, Inc.
●	Hackett Group, Inc.
●	i2 Technologies, Inc
●	NCCI Holdings, Inc
●	NetSuite, Inc.
●	Online Resources Corp
●	QAD, Inc
●	RightNow Technologies, Inc.
●	SuccessFactors, Inc.
●	Taleo Corporation
●	The Ultimate Software Group, Inc.
●	Unica Corp.

    Compensation for our NEOs is evaluated and approved annually by the Compensation Committee.  The Compensation Committee reviews all compensation elements for the NEOs using management’s compensation analysis and the previously established compensation framework utilized by Exequity in its 2010 analysis and applied by our Compensation Committee in 2010.  The compensation analysis is based on third party Peer Group data provided by Exequity, obtained from Equilar, an information services firm with products focused on analyzing and benchmarking executive and director compensation. For the annual executive compensation review, management provides the Compensation Committee with benchmark data for base salary, perquisites, annual incentives and equity awards. Our Compensation Committee uses the web-based Equilar compensation database as a source for benchmark data primarily for our NEOs. Equilar draws data from proxy statements and reports filed with the Securities and Exchange Commission.  In practice, total compensation for each NEO may vary in any given year depending on the NEOs’ performance and achievement against several performance criteria.

Compensation Elements

The aggregate compensation of each of our NEOs consists of a number of key elements:

●	Base Pay (Fixed)
	—	Fixed component of pay based on an NEO’s skills, responsibilities, experience and performance.
	—	NEOs, as well as all other salaried employees, are eligible for annual increases based on performance, experience, and/or changes in job responsibilities.

●	Annual Cash Incentives
	—	Designed to compensate NEOs for satisfying specific annual company, departmental and individual goals. Annual incentive compensation consists of three components:
		●	Executive Officer Bonus. This bonus focuses on current-year goals most important to our success.
		●	Management By Objective Plan. This plan focuses on individually tailored corporate goals; two of our five NEOs participate in this plan.
		●	Internal Measure Metric (“IMM”). This cash incentive is based on key sales, operating, and service measures related to customers which are instrumental to our long-term success.
	—	The above goals are described in more detail below, under the heading “Annual Cash Incentives”
—
We strive to achieve a target mix of cash compensation of approximately 60% fixed (base pay) and 40% variable (targeted annual bonus) compensation across our entire NEO group.   Our overall targeted bonus opportunities for the NEO group are competitive within the industry in which we compete for executive talent.

●	Discretionary Bonus
	—	To reward outstanding contributions above and beyond pre-set Company or individual goals.

●	Long-term Incentive Awards (Stock Options and Restricted Stock Units)
—
To meaningfully align the interests of our NEOs with those of our shareholders, and to attract and retain key talent, we award long-term incentives in the form of non-qualified options to purchase our common stock and restricted stock units.

●	Other Benefits
—
Benefits and perquisites for our NEOs are limited and are similar to those available to substantially all salaried employees.  We provide for core benefits insurance. We believe that our basic benefits coverage is generally consistent with benefits provided among the Peer Group, and it is important to us that the benefits of our NEOs are aligned with those of our employees throughout the organization. Unless noted in the detailed discussion below, our NEOs participate in the same compensation programs and on comparable terms to other salaried employees.

Each NEO’s base salary, annual incentive, and long-term incentives are established after considering the following factors:

●	our performance against financial measures deemed relevant by management and the Compensation Committee, including revenue and non-GAAP operating income;
●	our performance relative to operational goals approved by the Compensation Committee;
●	individual performance goals and contributions to our overall performance; and
●	compensation levels by job position as informed by the analysis of pay benchmarking against the Peer Group.

Base Pay (Fixed)

Initial base salaries for our NEOs are determined by the Compensation Committee, based upon each NEO's level of responsibilities and role, and on benchmark data for similar positions at Peer Group companies.  The Compensation Committee reviews each NEO's base salary annually and makes adjustments based on updated Peer Group data and on a subjective evaluation of the individual's contribution to our performance.  For NEOs other than the CEO, evaluations are performed by the CEO, who may also make specific salary adjustment recommendations to the Compensation Committee.    The CEO's evaluation is performed by the Compensation Committee, in conjunction with the other independent members of the board of directors, in light of both corporate and individual performance.  Base salaries may also be adjusted when new roles and responsibilities are assumed.  The Compensation Committee increased base salaries in 2009 for Archie Jones and Jim Restivo based upon a review of market data provided by Equilar.  Since 2009, the Compensation Committee has not made further adjustments to our NEOs’ base salaries.

The base salaries of our named executive officers remained the same for 2010 and 2011 and are as follows:

Executive	Salary
Nooruddin (Rudy) S. Karsan Chief Executive Officer	$500,000
Troy A. Kanter President and Chief Operating Officer	$500,000
Donald F. Volk Chief Financial Officer	$300,000
Archie L. Jones, Jr. Vice President, Business Development	$225,000
James P. Restivo Chief Knowledge Officer	$225,000

Annual Cash Incentives

            In line with our compensation philosophy, a significant portion of each NEO’s compensation is tied to Company performance.  The annual cash incentive component of our executive compensation program has three primary prongs: the Executive Officer Bonus, the Management by Objective Plan (in which two of our five NEOs participate) and the Internal Measurement Metric Bonus (in which all employees, including all NEOs, participate). Each of these prongs is described below.

Executive Officer Bonus

            The target and maximum amounts payable to our executives vary by position and seniority and are determined by reference to, among other things, the annual cash incentive practices of the companies within our Peer Group.  Actual cash incentive payments are determined each February (and paid in March) with respect to performance in the prior year.  The “target” annual cash incentive for each of our NEOs ranges from 68% to 100% of base salary; the range of potential 2010 cash incentive payouts is presented in the Grants of Plan-Based Awards table below.  Actual 2010 cash incentive payouts for the NEOs are shown in the Summary Compensation Table in the column labeled “Non-Equity Incentive Plan Compensation.”

            Our NEOs’ cash incentive payments are calculated based upon our annual non-GAAP income from operations.  This measure is defined as GAAP income from operations, adjusted for share-based compensation, amortization of intangibles associated with acquisitions and other non-recurring expenses as management deems applicable. Each year, the Compensation Committee sets targets for non-GAAP operating income; actual performance is then compared to these targets.

            In 2010, the Compensation Committee set the non-GAAP operating income target at $17.1 million, with the maximum cash incentives payable if non-GAAP operating income equaled or exceeded $21.6 million.  Under our cash incentive program, no cash incentive is payable if we achieve less than 75% of the targeted non-GAAP operating income. If our actual non-GAAP operating income is between the threshold and targeted level, the named executive officer will earn a bonus based on linear interpolation.  The table below shows the maximum cash incentive payments for each NEO, which were achievable if the Company’s 2010 non-GAAP operating income equaled or exceeded $21.6 million.

Executive	2010 Maximum Cash Incentive	2010 Maximum Cash Incentive (as % of Base Salary)	2010 Actual Executive Officer Bonus Payment	2010 Actual Executive Officer Bonus (as % of Base Salary)
Nooruddin (Rudy) S. Karsan Chief Executive Officer	$475,000	95%	267,000	53%
Troy A. Kanter President and Chief Operating Officer	$475,000	95%	267,000	53%
Donald F. Volk Chief Financial Officer	$375,000	125%	211,000	70%
Archie L. Jones, Jr. Vice President, Business Development	—	—	—	—
James P. Restivo Chief Knowledge Officer	$125,000	56%	70,000	31%

            For 2010, our actual non-GAAP operating income was $17.6 million; each NEO other than Mr. Jones earned a cash incentive payment equal to 56.1% of the maximum amount payable to him (see “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table below for the actual payment amounts).

Management By Objective Plan

            In addition to the annual cash incentive plan, we maintain the Management By Objective (“MBO”) plan to reward executives for progress with respect to individualized objectives determined on an annual basis by the Compensation Committee.  In 2010, Messrs. Restivo and Jones were eligible to receive cash payments under our MBO plan based upon their achievement of the following objectives:

Executive		2010 MBO Objectives	2010 Maximum MBO Payment	2010 Actual MBO Payment
Archie L. Jones, Jr. Vice President, Business Development	●	Increased revenue from acquisitions	$250,000	$38,000
	●	Board-approved budget

James P. Restivo Chief Knowledge Officer	●	Development and release of product enhancements for 2x platform	$125,000	$6,000

Internal Measurement Metric

All of our employees, including each NEO, participate in our company-wide internal measurement metric (“IMM”) bonus program.  Our IMM, the elements and target levels of which were formulated by the Compensation Committee, with input from management, is calculated as follows:

            IMM = (Backlog + Enterprise + Priority on Partners) x Renewal Rate x Income Percentage, where

                          Backlog = The guarantee total contracted amount minus revenue recognized – 2010 target $300 million.

                          Enterprise = Customer contracts entered into in excess of $2 million – 2010 target $100 million.

                          Priority on Partners = Sales to our top 80 customers – 2010 target $100 million.

                          Renewal = Our customer renewal rate – 2010 target 83%.

                          Operating Income Percentage = Our percentage of operating income to revenue – 2010 target 11%.

Achievement of target IMM scores closely correlates to our underlying performance because the IMM consists of five variables that drive our current and future success. Upon recommendation from our CEO, our NEOs’ goals are reviewed and approved by the Compensation Committee.   The NEOs are notified of the IMM objectives in January of each year and throughout the year they are provided with periodic updates of their progress towards the goal.

If the IMM is below the 80% threshold, no IMM Bonus is payable to employees (including NEOs).  If the IMM exceeds 80% of the threshold (which, for the year ended December 31, 2010 was 36), then the NEOs become eligible to receive the payments described below. For the year ended December 31, 2010, the actual IMM index was 39.779.

The IMM payment scale and actual payments with respect to performance in 2010 for each NEO were as follows:

	2010 Target IMMs & Payments
Executive	100% Bracket IMM = 45+	90% Bracket IMM = 40.5 - 44.9	80% Bracket IMM = 36 - 40.4	2010 Actual IMM Payments
Nooruddin (Rudy) S. Karsan	$75,000	$50,000	$25,000	$25,000
Troy A. Kanter	$75,000	$50,000	$25,000	$25,000
Donald F. Volk	$75,000	$50,000	$25,000	$25,000
Archie L. Jones	$50,000	$33,500	$16,000	$16,000
James P. Restivo	$75,000	$50,000	$25,000	$25,000

Overall Cash Incentive Mix and Targets

    In 2010, our NEOs had the following total cash incentive payment targets and payouts.

	2010 Target Cash Incentive Payments ($ and as % of Base Salary)						2010 Actual Cash Incentive Payments ($ and as % of Base Salary)
Executive	Executive Officer Bonus/ MBO Plan		IMM Bonus		Total Target Bonus		Executive Officer Bonus/ MBO Plan		IMM Bonus		Total Target Bonus
Nooruddin (Rudy) S. Karsan, Chief Executive Officer	$237,500	48%	$50,000	10%	$287,500	58%	$267,000	53%	$25,000	5%	$292,000	58%
Troy A. Kanter, President and Chief Operating Officer	$237,500	48%	$50,000	10%	$287,500	58%	$267,000	53%	$25,000	5%	$292,000	58%
Donald F. Volk, Chief Financial Officer	$187,500	63%	$50,000	17%	$237,500	80%	$211,000	70%	$25,000	8%	$236,000	78%
Archie L. Jones, Jr., Vice President, Business Development	$125,000	56%	$33,500	15%	$158,500	71%	$38,000	17%	$16,000	7%	$54,000	24%
James P. Restivo, Chief Knowledge Officer	$125,000	56%	$50,000	22%	$175,000	78%	$76,000	34%	$25,000	11%	$101,000	45%

    NEOs have the ability to earn up to a maximum of 150% of base salary for exceeding targets. Conversely, performance below 73% of the established target will result in no bonus payments on either the IMM or the Executive Officer Bonus.  Performance is interpolated in between the threshold, target, and maximum as set forth under the section “Grants of Plan Based Awards” below.

    At the time the Compensation Committee approved the performance goals for 2010, we believed that the performance goals were aspirational, but reasonably attainable. The 2010 goals were based on a budget aligned with the economic conditions in existence at the time.

Annual Cash Bonuses

   When the Compensation Committee determines annual cash incentive awards, as discussed above, in connection with the prior year’s performance, the committee also considers whether any NEO is deserving of special compensation in recognition of outstanding individual performance or contribution to a critical Company objective.   In 2010, the Compensation Committee determined that Messrs. Volk and Restivo, in recognition of their outstanding contributions to the Company’s performance, earned discretionary cash bonuses.  The Compensation Committee awarded Mr. Volk a $25,000 cash bonus in recognition of outstanding performance and leadership and Mr. Restivo a $10,000 cash bonus in respect of his contributions to improving the Company’s overall IT operations.

 Long-Term Incentive Compensation

We believe that long-term incentives meaningfully align the interests of our NEOs with those of our shareholders.  Additionally, we view long-term incentives as an important tool to attract and retain key executive talent.  To that end, we have traditionally awarded long-term incentives in the form of equity-based opportunities, specifically, non-qualified options to purchase our common stock.  Beginning in 2010, we awarded a combination of stock options and restricted stock units to our NEOs, both of which vested over a period of four years, subject to continued employment with the Company.  The Compensation Committee believes a balanced mix of long term-term incentive vehicles is an important factor to retain and motivate our NEO’s in driving shareholder value creation.  The Compensation Committee reviews the components of our long-term incentive compensation on an annual basis in light of our overall business strategy, existing market-competitive best practices, and other factors.  Stock options and restricted stock units are highly prevalent in our industry, especially among our publicly-traded peers.

    The Compensation Committee may make long-term incentive grants from time to time to executives whose contributions have, or we expect will have, a significant impact on our long-term performance. The Compensation Committee evaluates all overall compensation levels and designs when deciding to make a new long-term incentive awards, including consideration of current and other equity holdings. Pursuant to our 2005 Equity Incentive Plan, options are granted with an exercise price equal to the fair market value (i.e., the closing price of our common stock) on the date that the Compensation Committee approves the award.  2010 option and restricted stock unit grants to our NEOs are set forth in the “Grants of Plan Based Awards” table below.

    Our Compensation Committee continues to believe that equity awards provide the most meaningful long-term incentive for our executive officers and intends to continue granting equity-based pay opportunities going forward based on the following criteria:

●
Equity Usage.  We are attentive to the number of shares and associated value of equity grants.  Additionally, we carefully manage the overall potential dilution of our common stock in connection with granting stock options.

●	Individual Performance. We determine the size of equity-based awards based on NEOs’ performance, as measured by a number of quantitative and qualitative factors, including but not limited to:
	—	competitive market data, as informed by the Peer Group;
	—	financial performance in the NEO’s principal area of responsibility;
	—	expected progress toward non-financial goals within the NEO’s principal area of responsibility;
	—	the NEO’s potential contribution to our success;
	—	individual performance on key strategic and tactical initiatives;
	—	our retention goals; and
	—	recruitment challenges.

    The annual equity grant date for all employees (including the NEOs) for awards recognizing performance in the prior year is traditionally the date of the February meeting of the Compensation Committee, or as soon as all pertinent data related to prior year performance goals is available.  We have not granted discounted, backdated or retroactive options. The Compensation Committee may make additional grants from time to time to executives whose contributions have, or are expected to have a significant impact on our long-term performance. Although Kenexa has identified a 75th percentile long-term incentive pay target, the long-term incentives generally fall below the target levels of the median peer groups. The Compensation Committee has taken this position to contain cost and manage share dilution.

    Since 2010, the Compensation Committee has used a combination of stock option and restricted stock unit awards to provide executives with a significant and long-term interest in our success by providing our NEOs with a risk and reward profile that benefits our shareholders.  The Compensation Committee continues to review the most appropriate mix of the alternative equity-based vehicles available for grant, and may change this mix in the future. All equity-based awards made to NEOs are approved by the Compensation Committee.

    We calculate the accounting cost of equity-based long-term incentive awards under FASB ASC 718, “Compensation-Stock Compensation.”  As such, the grant date accounting fair value, which is fixed at date of grant, is expensed over the vesting period.

Benefits and Perquisites

   We provide very limited perquisites to our NEOs.  Instead, consistent with our compensation philosophy, we attempt to limit fixed compensation and provide the opportunity for additional pay through performance-based compensation.  Benefits and perquisites are not considered or intended to differentiate us as an employer.

   We do not offer our NEOs defined benefit plans, supplemental executive retirement plans or benefit restoration plans. Instead, our NEOs are eligible to participate in benefit plans that are offered generally to all of our other salaried employees, such as short and long-term disability, life insurance, health and welfare benefit and 401(k) plans, our employee stock purchase plan, and paid time-off.

   We provide a matching contribution to each employee, including our NEOs, who participate in our 401(k) plan, the rate of which is based on our annual performance as measured by the IMM.  This matching contribution may be raised or lowered at the discretion of management.

   We implemented our employee stock purchase plan in 2006, which allows substantially all of our employees, including our executive officers, to purchase shares of our common stock at a 5% discount to the closing market price at the time of purchase.  This plan is intended to qualify participants for beneficial tax treatment under Section 423 of the Internal Revenue Code.

   Employment Agreements

    In order to provide flexibility in handling separation situations as well as to support our pay-for-performance culture, we have not entered into employment or severance agreements with our NEOs; however, the company has entered into both confidentiality and non-compete agreements with them.  In addition, our current NEOs do not have the right to receive additional compensation upon termination other than vested benefits and accrued but unpaid compensation.

Tax and Accounting Considerations

    Our business needs and compensation strategy are the main drivers of our compensation design. However, accounting and cost impact are one of several factors considered in program design and administration.

    Section 162(m) of the Internal Revenue Code generally provides that a publicly held company may not deduct compensation paid to most NEOs in excess of $1,000,000 per year, unless certain requirements are met.  The Compensation Committee monitors, and will continue to monitor, the effect of Section 162(m) on the deductibility of such compensation and intends to optimize the deductibility of such compensation to the extent such deductibility is consistent with the objectives of our executive compensation program.  The Compensation Committee weighs the benefits of full deductibility with the other objectives of the executive compensation program and, may accordingly pay compensation subject to the deductibility limitations of Section 162(m).

SUMMARY COMPENSATION TABLE

    The following table sets forth summary information concerning compensation for the years ended December 31, 2010, 2009 and 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Non-Equity Incentive Plan Compensation ($) (1)	Option Awards ($) (2)	Stock Awards ($) (3)	All Other Compensation ($) (4)	Total ($)
Nooruddin (Rudy) S. Karsan	2010	500,000	—		292,000	645,550	315,000	17,084	1,769,634
Chief Executive Officer	2009	500,000	—		—	287,450	—	23,565	811,015
	2008	500,000	—		60,800	1,031,040	—	15,600	1,607,440

Troy A. Kanter	2010	500,000	—		292,000	645,550	315,000	7,828	1,760,378
President & Chief Operating Officer	2009	500,000	—		—	287,450	—	11,001	798,451
	2008	400,000	100,000	(5)	60,800	1,031,040	—	15,600	1,607,440

Donald F. Volk	2010	300,000	25,000	(6)	236,000	258,220	105,000	17,084	941,304
Chief Financial Officer	2009	300,000	—		—	114,980	—	22,462	437,442
	2008	300,000	—		48,000	504,080	—	15,600	867,680

Archie L. Jones, Jr.	2010	225,000	—		54,000	64,555	—	1,125	344,680
VP, Business Development	2009	225,000	—		—	57,490	—	1,116	283,606
	2008	190,000	30,000	(7)	60,000	201,632	—	—	481,632

James P. Restivo	2010	225,000	10,000	(8)	101,000	258,220	157,500	1,484	753,204
Chief Knowledge Officer	2009	225,000	—		25,000	114,980	—	1,412	366,392
	2008	200,000	—		90,000	242,876	—	—	532,876

     (1)   Represents annual cash performance-based awards, including the Executive Officer Bonus, payments under the Company’s MBO Plan, and IMM Bonuses for all NEOs, as applicable, earned in 2010, 2009 and 2008 and paid in March 2011, March 2010 and March 2009, respectively.  See “Compensation Discussion and Analysis—Annual Cash Incentives” above for a discussion of the 2010 cash performance-based awards and the criteria pursuant to which they were determined and paid.

    (2)  Represents the aggregate grant date fair value with respect to options to purchase shares of common stock, computed in accordance with FASB ASC Topic 718.  See “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year End” below for details on each option award. For purposes of computing such amounts, we disregarded estimates of forfeitures related to service-based vesting conditions.  For additional information regarding our valuation assumptions, please refer to Note 12 - “Stock Plans” to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion of the assumptions made in the calculations of these amounts.

    (3)  Represents the aggregate grant date fair value with respect to restricted stock units, computed in accordance with FASB ASC Topic 718.  See “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year End” below for details on each restricted stock award. For purposes of computing such amounts, we disregarded estimates of forfeitures related to service-based vesting conditions.  For additional information regarding our valuation assumptions, please refer to Note 12 - “Stock Plans” to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion of the assumptions made in the calculations of these amounts.

    (4)  Represents amounts paid for the provision of health services (“HS”) and financial planning services (“FPS”) and contributions under our 401(k) plan.

Name	For the year ended 2010			For the year ended 2009			For the year ended 2008
	HS/FPS ($)	401(k) ($)	Total ($)	HS/FPS ($)	401(k) ($)	Total ($)	FPS ($)	401(k) ($)	Total ($)
Nooruddin (Rudy) S. Karsan	15,600	1,484	17,084	22,153	1,412	23,565	15,600	—	15,600
Troy A. Kanter	6,344	1,484	7,828	9,589	1,412	11,001	15,600	—	15,600
Donald F. Volk	15,600	1,484	17,084	21,050	1,412	22,462	15,000	—	15,000
Archie L. Jones, Jr.	—	1,125	1,125	—	1,116	1,116	—	—	—
James P. Restivo	—	1,484	1,484	—	1,412	1,412	—	—	—

    (5) Mr. Kanter earned this discretionary bonus for 2008 in recognition of his outstanding leadership and for retention purposes.

    (6) Mr. Volk earned this discretionary bonus for 2010 in recognition of outstanding performance and leadership.

    (7) Mr. Jones earned this discretionary bonus in recognition of his performance in 2008.

    (8) Mr. Restivo earned this discretionary bonus in recognition of his contributions to the Company’s overall IT operations in 2010.

GRANTS OF PLAN BASED AWARDS

   The following table sets forth each award made to a NEO during the year ended December 31, 2010 and, with respect to non-equity incentive plan awards and equity incentive plan awards, represents the threshold, target and maximum payouts designated under such plan.  Our non-equity incentive annual bonus plans, and the actual payouts under those plans, are discussed above under “Compensation Discussion and Analysis”.

		Estimated Future Payments Under Non-Equity Incentive Plan Awards
Name	Grant Date (1)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Nooruddin (Rudy) S. Karsan
Executive Officer Bonus		(3)	237,500	475,000
IMM Bonus		25,000	50,000	75,000
Option Grants	02/17/10					100,000	10.50	645,550
Restricted Stock Units	02/17/10				30,000			315,000

Troy A. Kanter
Executive Officer Bonus		(3)	237,500	475,000
IMM Bonus		25,000	50,000	75,000
Option Grants	02/17/10					100,000	10.50	645,550
Restricted Stock Units	02/17/10				30,000			315,000

Donald F. Volk
Executive Officer Bonus		(3)	187,500	375,000
IMM Bonus		25,000	50,000	75,000
Option Grants	02/17/10					40,000	10.50	258,220
	02/17/10				10,000			105,000

Archie L. Jones, Jr.
MBO Bonus		(3)	125,000	250,000
IMM Bonus		16,000	33,500	50,000
Option Grants	02/17/10					10,000	10.50	64,555

James P. Restivo
Executive Officer Bonus		(3)	62,500	125,000
MBO Bonus		(3)	62,500	125,000
IMM Bonus		25,000	50,000	75,000
Option Grants	02/17/10					40,000	10.50	258,220
Restricted Stock Units	02/17/10				15,000			157,500

            (1)  The equity awards granted on February 17, 2010 were awarded based upon performance for 2009.

            (2)  The amounts listed in this column reflect the grant date fair value of the award in accordance with FASB ASC Topic 718.  Please refer to Note 12 - “Stock Plans” to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion of the assumptions made in the calculation of these amounts.

            (3)  No threshold amount is included because the plan does not provide for a minimum non-zero payout amount

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth unexercised and unvested stock options outstanding as of December 31, 2010 for each of our NEOs.

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Grant Date	Vesting Date	FN	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Nooruddin S. Karsan	100,000	—	—	06/24/05	06/24/10	(1)	12.05	06/24/15
	60,000	—	—	02/27/07	02/27/10	(1)	34.10	02/27/12
	37,500	37,500	—	01/02/08	See FN	(2)	18.66	01/02/13
	—		225,000	11/25/08	See FN	(3)	5.11	11/25/18
	25,000	75,000	—	02/19/09	See FN	(4)	4.74	02/19/19
	—	100,000	—	02/17/10	See FN	(5)	10.50	02/17/20
	—	—	—	02/17/10	See FN	(6)	—	—	30,000	653,700
Troy A. Kanter	150,000	—	—	06/24/05	06/24/10	(1)	12.05	06/24/15
	50,000	—	—	02/27/07	02/27/10	(1)	34.10	02/27/12
	37,500	37,500	—	01/02/08	See FN	(2)	18.66	01/02/13
	—	—	225,000	11/25/08	See FN	(3)	5.11	11/25/18
	25,000	75,000	—	02/19/09	See FN	(4)	4.74	02/19/19
	—	100,000	—	02/17/10	See FN	(5)	10.50	02/17/20
	—	—	—	02/17/10	See FN	(6)	—	—	30,000	653,700
Donald F. Volk	110,000		—	06/24/05	06/24/10	(1)	12.05	06/24/15
	10,000	—	—	08/15/05	08/15/05	(1)	15.60	08/15/15
	50,000	—	—	02/27/07	02/27/10	(1)	34.10	02/27/12
	25,000	25,000	—	01/02/08	See FN	(2)	18.66	01/02/13
	—	—	50,000	11/25/08	See FN	(3)	5.11	11/25/18
	10,000	30,000	—	02/19/09	See FN	(4)	4.74	02/19/19
	—	40,000	—	02/17/10	See FN	(5)	10.50	02/17/20
	—	—	—	02/17/10	See FN	(6)	—	—	10,000	217,900
Archie L. Jones, Jr.	8,000	—	—	09/15/05	9/15/08	(1)	14.36	09/15/15
	15,000	—	—	02/27/07	02/27/10	(1)	34.10	02/27/12
	10,000	10,000	—	01/02/08	See FN	(2)	18.66	01/02/13
	—	—	20,000	11/25/08	See FN	(3)	5.11	11/25/18
	—	15,000	—	02/19/09	See FN	(4)	4.74	02/19/19
	—	10,000	—	02/17/10	See FN	(5)	10.50	02/17/20
James P. Restivo	15,000	—	—	11/06/06	11/06/09	(1)	32.69	11/06/11
	12,500	12,500	—	01/02/08	See FN	(2)	18.66	01/02/13
	—	—	20,000	11/25/08	See FN	(3)	5.11	11/25/18
	10,000	30,000	—	02/19/09	See FN	(4)	4.74	02/19/19
	—	40,000	—	02/17/10	See FN	(5)	10.50	02/17/20
	—	—	—	02/17/10	See FN	(6)	—	—	15,000	326,850

1.	Options vest 100% on the vesting date.

2.	These options will vest 25% per year on each of January 2, 2009, January 2, 2010, January 2, 2011 and January 2, 2012.

3.
These options, or a portion of an option, will become vested and exercisable on the earlier to occur of (a) immediately prior to the consummation of our change in control or (b) November 25, 2012 (each, an “Applicable Vesting Date”), provided that the executive remains continuously employed with us until such Applicable Vesting Date. The percentage of the Options that will vest on the Applicable Vesting Date is based upon the average closing price of our common stock for the 60 consecutive trading days preceding the Applicable Vesting Date (the “Average Closing Price”). If the Average Closing Price is (i) less than $15.33, then the option does not vest, (ii) equal to $15.33, then 50% of the option vests, (iii) greater than $15.33 but less than $25.55, then the number of option shares that vest will be between 50% and 100% of the option grant as determined based on linear interpolation and (iv) equal to or greater than $25.55, then 100% of the option vests. Any portion of the Options that do not vest on the Applicable Vesting Date will expire.

4.	These options will vest 25% per year on each of February 19, 2010, February 19, 2011, February 19, 2012 and February 19, 2013.

5.	These options will vest 25% per year on each of February 17, 2011, February 17, 2012, February 17, 2013 and February 20, 2014.

6.	These restricted stock units will vest 25% per year on each of February 17, 2011, February 17, 2012, February 17, 2013 and February 20, 2014.

Options Exercises and Stock Vested

            The following table sets forth certain information regarding the exercise of stock options and the vesting of restricted stock units held by our NEOs during the year ended December 31, 2010.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

Nooruddin S. Karsan	—	—

Troy A. Kanter	—	—

Donald F. Volk	58,000	496,009

Archie L. Jones, Jr.	47,000	185,907

James P. Restivo	—	—

Employee Benefit Plans

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees and directors with the financial interests of our shareholders.  In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain, and motivate qualified employees, and encourages them to devote their best efforts to our business and financial success.  The material terms of our equity incentive plans are described below.

2000 Stock Option Plan

Our 2000 Stock Option Plan provides for the grant of incentive stock options and non-qualified stock options and is administered by our board of directors or a subcommittee designated by the board of directors.  All of our employees, non-employee directors, and consultants are eligible to receive awards under our 2000 Stock Option Plan.  The persons receiving grants of options under the plan, the number of shares subject to those options, and the exercise price, vesting conditions and other terms of those options are determined by our board of directors or its subcommittee.  Our 2005 Equity Incentive Plan replaced our 2000 Stock Option Plan at the completion of our initial public offering in June 2005. No more options will be granted under our 2000 Stock Option Plan.  Options to purchase 73,310 shares of our common stock granted under our 2000 Stock Option Plan were outstanding as of December 31, 2010.

Upon termination of an employee, director or consultant, he or she may exercise his or her option for the period stated in the option agreement.  Generally, if termination is due to death or disability, the option will remain exercisable for 12 months.  In all other cases, the option will generally remain exercisable for 90 days.  However, an option may never be exercised later than the expiration of its term.  If an employee, director or consultant is terminated by us for “cause” (as defined in our 2000 Stock Option Plan), all unvested options will terminate on the date of such termination and all shares that have been purchased pursuant to options under our 2000 Stock Option Plan but which have not yet been delivered by us to such optionee shall be forfeited and we will refund any amount paid by the optionee with respect to such shares.

All options granted under our 2000 Stock Option Plan expire no later than 10 years following their date of grant.  Shares of our common stock, subject to an exercisable option, may be purchased by the option holder upon payment of the option exercise price in cash, by check or, in the discretion of our board of directors, upon delivery of shares of our common stock with a fair market value equal to the option exercise price.  Options granted under our 2000 Stock Option Plan may not be transferred, except by will or inheritance.

Upon the disposition of more than 50% of our common stock, our liquidation, a sale of substantially all of our assets or other similar types of transactions, our 2000 Stock Option Plan provides that our board of directors may, in its discretion, accelerate the vesting of outstanding options, exchange outstanding options for new options to purchase shares of any successor company, or cancel outstanding options in exchange for a payment of the option “spread,” the difference between the option exercise price and the then fair market value of the stock subject to the option. However, in the absence of our board of directors’ determination to do any of the foregoing, all options will become fully vested and exercisable in anticipation of and contingent upon the occurrence of any of the transactions described above.  Our initial public offering in June 2005 did not trigger these discretionary rights of our board of directors.

2005 Equity Incentive Plan

    For a description of the material terms of our 2005 Equity Incentive Plan, please see the discussion under the heading “Proposal No. 2 – Amendment to 2005 Equity Incentive Plan.”

401(k) Plan

   We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis.  Eligible employees are able to participate in our 401(k) plan as of the first day of the plan year or the first day of the fourth, seventh or tenth month following the date that they begin employment.  Participants are able to defer up to 15% of their eligible compensation subject to applicable Internal Revenue Code limits.  Pre-tax contributions are allocated to each participant’s individual accounts and are then invested in selected investment alternatives according to the participant’s directives.  Employee elective deferrals are 100% vested at all times. Our 401(k) plan provides for discretionary matching contributions that may be made by us as well as a discretionary profit sharing component for eligible employees who have completed one year of service and have completed one hour of service in the applicable plan year (if an employee is terminated due to retirement, death or disability, that employee will still receive a discretionary matching and profit sharing contribution).  The matching and profit sharing contributions will become 100% vested after three years of service.  Our 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code.  As a tax-qualified retirement plan, contributions to our 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from our 401(k) plan, and all contributions are deductible by us when made.

2006 Employee Stock Purchase Plan

Our board of directors adopted our 2006 Employee Stock Purchase Plan (“ESPP”) effective July 15, 2006.  The ESPP was later amended and restated effective October 17, 2006.  Our ESPP generally allows substantially all of our full-time employees and certain eligible part-time employees to purchase shares of our common stock at a 5% discount from the market price at the time of purchase.  These shares are issued directly by us.  Any employee owning, or having a right to acquire, 5% or more of our voting power or value is not eligible to participate in our ESPP.  An aggregate of 500,000 shares of our common stock are available for purchase under our ESPP.  Any future increase in the number of shares of our common stock subject to our ESPP will require shareholder approval.  As of December 31, 2010 there were 387,232 shares of common stock available for purchase under our ESPP.

            Offerings under our ESPP are made on a quarterly basis, with each purchase made on the last business day of each February, May, August and November.  Once enrolled in a specific offering, an eligible employee is able to specify an amount to be withheld from his or her paycheck and credited to a bookkeeping account established for him or her (Participation Account).  Amounts in the Participation Account are applied to the purchase of shares of our common stock on the last day of each purchase period.  The price of such shares is equal to 95% of the price of our common stock on the last day of the purchase period, or if not a trading day, on the next trading day after such date.  No employee may purchase more than $25,000 worth of our common stock (determined based on the price on the first day of the offering period) in any calendar year under our ESPP or any other ESPPs later established by us or our subsidiaries.  Our Compensation Committee administers our ESPP.  Our board of directors may amend or terminate our ESPP at any time.  Our ESPP is intended to comply with the requirements of Section 423 of the Internal Revenue Code.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, the Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Renee B. Booth, Chairman
Rebecca J. Maddox
Richard J. Pinola

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the board of directors has:

●	reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2010 with management;

●
discussed with our independent auditors, Grant Thornton LLP, matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, in connection with the audit of our consolidated financial statements for the year ended December 31, 2010; and

●
received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to our board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for filing with the SEC for the year ended December 31, 2010.

The Audit Committee

Joseph A. Konen, Chairman
Rebecca Maddox
Richard J. Pinola

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Transactions Since January 1, 2010

Other than compensation agreements and other arrangements which are described in the “Board of Directors” and “Executive Compensation” sections of this proxy statement and the transactions described below, since January 1, 2010, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, nominees for director, executive officers, holders of more than five percent of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.

Legal Services

One of our directors, Barry M. Abelson, is a partner in the law firm of Pepper Hamilton LLP. This firm has represented us since 1997. We paid Pepper Hamilton LLP approximately $1,153,164 for legal services during 2010, which represents less than 1% of that firm’s revenues for 2010. We believe that the services performed by Pepper Hamilton LLP were provided on terms no more or less favorable than those which would have been available from unrelated parties.

Our Policies Regarding Related Party Transactions

Our policy with respect to related party transactions is administered by our Audit Committee. Under our related party transaction policy, a “Related Party Transaction” is any transaction, arrangement or relationship between us or any of our subsidiaries and a Related Person not including any transactions involving less than $60,000 when aggregated with all similar transactions, or transactions that have received pre-approval of our Audit Committee. A “Related Person” is any of our executive officers, directors or director nominees, any shareholder owning in excess of 5% of our stock, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest in such entity.

Pursuant to our related party transaction policy, a Related Party Transaction may only be consummated or may only continue if:

●
our Audit Committee approves or ratifies such transaction in accordance with the terms of our related party transaction policy (or such transaction is deemed to be pre-approved by the Audit Committee pursuant to our related party transaction policy); or

●
the chair of the Audit Committee pre-approves or ratifies such transaction and the amount involved in the transaction is less than $100,000, provided that for the Related Party Transaction to continue it must be approved by the Audit Committee at its next regularly scheduled meeting.

If advance approval of a Related Party Transaction is not feasible, then that Related Party Transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified, at its next regularly scheduled meeting. If we decide to proceed with a Related Party Transaction without advance approval, then the terms of such Related Party Transaction must permit termination by us without further material obligation in the event the Audit Committee ratification is not forthcoming at the Audit Committee's next regularly scheduled meeting.

Transactions with Related Persons, though not classified as Related Party Transactions by our related party transaction policy and therefore not subject to its review and approval requirements, may still need to be disclosed if required by the applicable securities laws, rules and regulations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires our executive officers and directors and any persons who own more than 10% of our common stock, whom we refer to collectively as, "Reporting Persons"; to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

    Based solely on our review of the copies of any Section 16(a) forms received by us or written representations made to us by the Reporting Persons, we believe that with respect to the fiscal year ended December 31, 2010, all the Reporting Persons complied with all applicable filing requirements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Grant Thornton LLP accounting firm to perform the audit of our consolidated financial statements for fiscal year 2012. Representatives of Grant Thornton LLP, our independent registered public accounting firm for the year ended December 31, 2010, are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Our Audit Committee reviews audit and non-audit services performed by our independent registered public accounting firm, as well as the fees charged by our independent registered public accounting firm for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independent registered public accounting firm’s independence. Additional information concerning the Audit Committee and its activities with our independent registered public accounting firm can be found in the following sections of this proxy statement: “Structure and Practices of the Board of Directors - Board Committees - Audit Committee” at page 8 and “Report of the Audit Committee of the Board of Directors” at page 36.

Pre-Approval Policy and Procedures

All services provided by Grant Thornton LLP during the years ended December 31, 2009 and 2010 were pre-approved by our Audit Committee, which concluded that the provision of such services by Grant Thornton LLP were compatible with the maintenance of that respective firm’s independence in the conduct of its auditing functions. Our Audit Committee has adopted a pre-approval policy for services provided by the independent registered public accounting firm. Under the policy, our Audit Committee has pre-approved the provision by the independent registered public accounting firm of services that fall within specified categories (such as statutory audits or financial audit work for subsidiaries, services associated with SEC registration statements and consultations by management as to accounting interpretations) but only up to specified dollar amounts. Any services that exceed the pre-approved dollar limits, or any services that fall outside of the general pre-approved categories, require specific pre-approval by the Audit Committee. If our Audit Committee delegates pre-approval authority to one or more of its members, the member would be required to report any pre-approval decisions to our audit committee at its next meeting.

Audit Fees

The following table sets forth approximate aggregate fees billed to us by Grant Thornton LLP for the years ended December 31, 2009 and 2010:

Fees	2009	2010
Audit Fees (1)	$748,948	$765,199
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$748,948	$765,199

(1)
Audit fees include fees for the audit of management’s assessment of the effectiveness of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, review of the consolidated financial statements in our quarterly reports on Form 10-Q, and fees for services that are normally provided by an independent auditor in connection with statutory and regulatory filings.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At our Annual Meeting, shareholders will elect three directors to hold office until our 2014 Annual Meeting of Shareholders. Nominees were recommended and approved for nomination by our Nominating and Governance Committee. The directors shall serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted for the election of the three nominees recommended by our board of directors, unless you mark the proxy in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or will not serve as a director.

Directors

The following directors are being nominated for election to our board of directors:  Barry M. Abelson, Nooruddin S. Karsan and John A. Nies, each to serve for a term through the 2014 Annual Meeting of Shareholders. We did not pay a fee to any third party to identify or evaluate any potential nominees. Please see the discussion under “Board of Directors” in this proxy statement for information concerning each of our nominees for director.

Required Vote

Directors are elected by a plurality of votes cast at the Annual Meeting.

The board of directors recommends a vote
FOR the election of each of the nominated directors.

PROPOSAL NO. 2

AMENDMENT TO 2005 EQUITY INCENTIVE PLAN

    At our Annual Meeting, shareholders will be asked to approve an amendment and restatement (the “Amendment”) of the Company’s 2005 Equity Incentive Plan (the “2005 Plan”).  If approved, the Amendment will increase the number of shares of common stock available for issuance under the 2005 Plan from 4,842,910 shares to an aggregate of 8,042,910 shares (we refer to the additional 3,200,000 shares as the “Additional Pool”).  The Amendment, if approved, would also refine certain provisions of the 2005 Plan addressing the treatment of awards in connection with a change in control of the Company, and would allow us to, among other things, cancel unvested awards (or any portion thereof) upon a change in control.  Additionally, the Amendment would update provisions of the 2005 Plan concerning compliance with Section 409A of the Internal Revenue Code and clarify the treatment of fractional shares resulting from a recapitalization, stock split or combination, stock dividend or other similar event requiring an adjustment to the shares subject to the 2005 Plan.  The terms of the 2005 Plan and information regarding awards granted thereunder are summarized below.

Background

    Our 2005 Plan was originally adopted by our board of directors in March 2005 and approved by our shareholders in June 2005, and became effective upon the completion of our initial public offering.  The 2005 Plan, which replaced our 2000 Stock Option Plan, is administered by the Compensation Committee pursuant to its charter.  The 2005 Plan provides for the grant of options to purchase shares of our common stock, stock appreciation rights, restricted stock and restricted stock units.  As of December 31, 2010, there were options to purchase and restricted stock of 3,314,532 and 111,558, respectively, shares of common stock were outstanding under the 2005 Plan; 924,979 shares of common stock had been issued upon exercise of options previously granted under the 2005 Plan, 98,758 restricted shares of common stock issued under the 2005 Plan remained outstanding and subject to forfeiture, and 16,200 shares of restricted shares of common stock issued under the 2005 Plan had become non-forfeitable. Thus, as of December 31, 2010, 475,641 shares of common stock remained available for issuance in respect of new awards under the 2005 Plan.  A registration statement is currently in effect with respect to our common stock issuable under the 2005 Plan.

    The closing price of a share of our common stock on March 28, 2011 was $26.06.

Reasons for Shareholder Approval

    In order to ensure that the 2005 Plan will be sufficient to support our equity incentive programs on a going forward basis, the board of directors has adopted, and seeks shareholder approval of, the Amendment to increase the number of shares of common stock available for issuance under the 2005 Plan by the amount of the Additional Pool.  The board of directors believes that adoption of the Amendment is in the best interests of, and will provide long-term advantages to, us and our shareholders by enhancing our ability to attract, retain and motivate top quality employees who lay the foundation for our continued success.

    We intend to register the Additional Pool shares that would be available for awards under the 2005 Plan, as amended by filing an amendment to the Form S-8 that registers shares currently available under the 2005 Plan as soon as practicable after receiving stockholder approval of the Amendment.

    The Amendment will not become effective unless and until stockholder approval is obtained. If stockholders do not approve the Amendment, the 2005 Plan will instead remain in effect in accordance with its pre-existing terms.

Board Recommendation

    The board of directors believes that the Amendment is necessary to enable the Company to (i) continue to provide reasonable and competitive compensation to its employees and other service providers and thereby attract and retain the most qualified personnel, and (ii) continue to link pay to performance and thereby encourage the creation of additional stockholder value.

Accordingly, the board of directors recommends that you vote "FOR" the Amendment.

Summary of the Plan

The following is a brief description of the material features of the 2005 Plan (as modified by the Amendment).  This summary does not purport to be a complete description of all of the provisions of the 2005 Plan.  It is qualified in its entirety by reference to the full text of the 2005 Plan (as modified by the Amendment), a copy of which is attached hereto as Appendix A.

Shares Available and Award Limitations.  Subject to the approval of our board of directors, the Plan administrator is authorized to grant awards, provided that total shares of common stock subject to awards shall not exceed 4,842,910.  Shares subject to awards will be appropriately adjusted as a result of stock splits, recapitalizations and similar corporate events.  Additionally, if and to the extent awards granted under the 2005 Plan terminate, expire, cancel, or are forfeited without being exercised and/or delivered, the shares subject to such awards will again be available for grant under the 2005 Plan.  Additionally, if any shares subject to an award are withheld to settle tax withholding obligations or to satisfy the exercise price of an option, such shares will again be available for grant under the 2005 Plan.

Awards under the 2005 Plan, unless waived by the administrator, are subject to certain restrictions on transferability.  Awards may be forfeitable in certain circumstances and are exercisable at such time or times and during such periods as shall be set forth in the agreement evidencing an award.

At December 31, 2010 there were a total of 3,426,090 shares subject to all outstanding awards under the 2005 Plan.

Eligibility.    All employees, non-employee directors, consultants, and other individuals who provide services to us are eligible to receive awards under the 2005 Plan; provided, however, that only employees are eligible to receive incentive stock options.  As of December 31, 2010, we had 1,963 employees and 6 non-employee directors who were eligible to participate in the 2005 Plan.  No participant in the 2005 Plan can receive option grants, stock appreciation rights, restricted stock, or restricted stock units for more than 500,000 shares of our common stock in any calendar year.  Generally, the Compensation Committee will determine which eligible employees, directors, consultants and other individuals will receive awards under the 2005 Plan.

   Administration.  The 2005 Plan is generally administered by the Compensation Committee, whose authority is co-extensive with the board of directors. Thus, references to the Compensation Committee will be deemed to include the board of directors. The Compensation Committee has authority to grant awards under the 2005 Plan and determine the terms of such awards, including the persons to whom awards are to be granted, the type and number of awards to be granted and the number of shares of our common stock to be covered by each award. The Compensation Committee also specifies the time(s) and conditions upon which awards will be exercisable or settled. The Compensation Committee is also empowered to interpret the 2005 Plan and any award agreement and to correct any defect, supply any omission and to reconcile any inconsistency contained in the 2005 Plan or any award agreement.

Stock Options.

            General.  The Compensation Committee may grant options qualifying as incentive stock options (ISOs) within the meaning of Section 422 of the Code and/or non-qualified stock options (NQSOs).

            Term, Purchase Price, Vesting and Method of Exercise of Options.  The exercise price of any stock option granted under the 2005 Plan will be the fair market value of such stock on the date the option is granted.

           The Compensation Committee may determine the option exercise period for each option; provided, however, that the exercise period may not exceed ten (10) years from the date of grant. Vesting for each option will also be determined by the Compensation Committee.

            Generally, payment of the option price will be made in cash, or with the Compensation Committee's consent, in shares of our common stock having a fair market value on the date of exercise equal to the option price, or by such other means as the Compensation Committee may permit. The participant must pay the option price and the amount of withholding tax due, if any, at the time of exercise.

            Stock Appreciation Rights.  The Compensation Committee is authorized to grant stock appreciation rights (SARs) under the 2005 Plan. Upon exercise of a SAR, the participant is entitled to receive an amount equal to the difference between the fair market value of our common stock underlying the SAR on the date of exercise and the fair market value of our common stock underlying the SAR on the date of grant. Such amount may be paid in cash or shares of our common stock, as determined by the Compensation Committee.

            Effects of Termination of Service with the Company.  Generally, unless provided otherwise in the award agreement, the right to exercise any option or SAR terminates ninety (90) days following termination of the participant's relationship with the Company for reasons other than death, disability or termination for "cause" as defined in the 2005 Plan. If the participant's relationship with the Company terminates due to death or disability, unless provided otherwise in the award agreement, the right to exercise an option or SAR will terminate the earlier of one year following such termination or the original expiration date. If the participant's relationship with the Company is terminated for “cause,” any option or SAR not already exercised will automatically be forfeited as of the date of such termination.

          Restricted Stock Awards.   The Compensation Committee may issue restricted shares of our common stock under the 2005 Plan. A restricted stock award is an award of shares that will vest based on the occurrence of a condition specified by the Compensation Committee (such as the completion of a period of service or attainment of a performance goal). If a participant's employment terminates before the vesting condition is fulfilled, the shares will be forfeited. While the shares remain unvested, a participant may not sell, assign, transfer, pledge or otherwise dispose of the shares. Unless otherwise determined by the Compensation Committee, an award of restricted stock entitles the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon.

          Restricted Stock Units.  The Compensation Committee may issue restricted stock units (RSUs) under the 2005 Plan. An RSU is a contractual promise to issue shares (or pay the value of shares) at a specified future date, subject to fulfillment of vesting conditions specified by the Compensation Committee. An RSU award carries no voting or dividend rights or other rights associated with stock ownership. An RSU award may be settled in shares of our Common Stock, cash, or in any combination of common stock and/or cash, as determined by the Compensation Committee.

   Change in Control of the Company.  In the event of a change in control of the Company, the Compensation Committee has discretion to, among other things, accelerate the vesting of outstanding awards, cash out outstanding awards or exchange outstanding awards for similar awards of a successor company. A "change in control" of the Company will be deemed to have taken place upon:

●
the sale, transfer, assignment or other disposition (including by merger or consolidation, but excluding an underwritten public offering of the common stock of the Company) of 50% or more of the voting power represented by the then outstanding common stock to one or more persons;

●	the sale of substantially all the assets of the Company; or

●	the liquidation or dissolution of the Company.

Amendment and Termination of the 2005 Plan.  Our board of directors has complete and exclusive power and authority to amend or modify the equity incentive plan in any, or all, respects.  No amendment, however, may adversely affect the rights and obligations of awards outstanding under the 2005 Plan at the time, without the consent of the award holder.  In addition, our board of directors may not, without shareholder approval, amend the 2005 Plan to:

●
Increase the maximum number of shares issuable under the 2005 Plan, or the maximum amount of shares for which any one individual participating in the equity incentive plan may be granted options to purchase our common stock, restricted stock, SARs, or RSUs for any given year;

●	Materially modify the eligibility requirements for participation; or

●	Materially increase the benefits accruing to participants.

The 2005 Plan will terminate on the date on which all shares available for issuance under the plan have been issued, or, if earlier, on May 21, 2021.  However, no incentive stock option may be granted after the 10th anniversary of the date the Amendment is approved by our shareholders (or, if our shareholders later approve a further amendment that increases the number of shares subject to the 2005 Plan, the 10th anniversary of the date of such approval).

Federal Income Tax Consequences of Awards Granted under the 2005 Plan

            Set forth below is a general description of the federal income tax consequences relating to awards granted under the 2005 Plan. Participants are urged to consult with their personal tax advisors concerning the application of the principles discussed below to their own situations and the application of state and local tax laws.

            NQSOs.  There are no federal income tax consequences to participants or to the Company upon the grant of an NQSO. Upon the exercise of a NQSO, participants will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO and the Company generally will be entitled to a corresponding federal income tax deduction at that time. Shares issued upon the exercise of a NQSO will have a tax basis equal to their fair market value on the date of exercise, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

            ISOs.  Participants will not be subject to federal income taxation upon the grant or exercise of an ISO and the Company will not be entitled to a federal income tax deduction by reason of such grant or exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is an item of tax preference subject to the alternative minimum tax. A sale of shares acquired by exercise of an ISO that does not occur within one year after the exercise or within two years after the grant of the ISO generally will result in the recognition of long-term capital gain or loss equal to the difference between the amount realized on the sale and the option exercise price and the Company will not be entitled to any tax deduction in connection therewith.

            If such sale occurs within one year from the date of exercise of the ISO or within two years from the date of grant (a disqualifying disposition), the participant generally will recognize ordinary income equal to the lesser of the excess of the fair market value of the shares on the date of exercise over the exercise price, or the excess of the amount realized on the sale of the shares over the exercise price. The Company generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income recognized by the participant.

            SARs.  The participant will not recognize any income upon the grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income equal to the value of the shares of our Common Stock and/or cash received upon such exercise, and the Company will be entitled to a congruent deduction. Shares received in connection with the exercise of a SAR will have a tax basis equal to their fair market value on the date of transfer, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

           Restricted Stock.  A participant normally will not recognize taxable income upon the award of restricted stock, and the Company will not be entitled to a deduction, until such stock is transferable by the participant or is no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the shares of Common Stock subject to the award are either transferable or are no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the shares of Common Stock at that time and the amount paid by the participant for the shares, if any. The Company will be entitled to a deduction equal to the income recognized by the participant.

            A participant may, however, elect to recognize ordinary income in the year the restricted stock is awarded in an amount equal to the difference between the fair market value of the shares of Common Stock at that time, determined without regard to any restrictions, and the amount paid by the participant for the shares, if any. In this event, the Company will be entitled to a deduction equal to the amount recognized as compensation by the participant in the same year. In addition, in this event, the participant will not be required to recognize any taxable income upon vesting of the shares. If, after making the election, any shares subject to the award are forfeited, the participant will not be entitled to any tax deduction or refund with respect to taxes previously paid.

            In either case, the tax basis of shares subject to a restricted stock award will be equal to their fair market value on the date the participant recognizes ordinary income with respect to the award, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

            RSUs.  A participant will not recognize taxable income upon the grant of a RSU. At the time shares and/or cash are paid to a participant in settlement of the RSU, the participant will recognize ordinary income equal to the value of the shares and/or cash and the Company will be entitled to a congruent deduction. Shares issued in settlement of a RSU award will have a tax basis equal to their fair market value on the date of issuance, and the holding period of those shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

PROPOSAL NO. 3

ADVISORY VOTE RELATED TO

EXECUTIVE COMPENSATION

    The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

           As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased shareholder value. Please read the “Executive Compensation—Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2010 compensation of our named executive officers.

           We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

           The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our board of directors. Our board of directors and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The board of directors unanimously recommends a vote FOR the approval of the compensation of the named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934,  including the
Compensation Discussion and Analysis, compensation tables and narrative discussion.

PROPOSAL NO. 4
ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES
ON EXECUTIVE COMPENSATION

As discussed in Proposal 3, the board of directors values the input of shareholders regarding the Company’s executive compensation practices. As contemplated by the Dodd-Frank Act, shareholders are also invited to express their views on how frequently advisory votes on executive compensation, such as Proposal 3, will occur. Shareholders can advise the board of directors on whether such votes should occur every year, every two years, or every three years or may abstain from voting.

    After careful consideration, the board of directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time because it provides the Company with direct and immediate feedback on our compensation practices. However, shareholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of shareholders.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the board of directors. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the board of directors’ recommendation. Although non-binding, the board of directors and the Compensation Committee will carefully review the voting results. Notwithstanding the board of directors’ recommendation and the outcome of the shareholder vote, the board of directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

The board of directors unanimously recommends a vote FOR the option of once every year as the frequency with which shareholders are provided an advisory vote on executive compensation, as disclosed pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

PROPOSAL NO. 5

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Grant Thornton LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal year 2011.

In deciding to engage Grant Thornton, our Audit Committee noted that there were no auditor independence issues raised with Grant Thornton.

    Our board of directors recommends that the shareholders ratify the selection of Grant Thornton as our independent registered public accounting firm.  This appointment will be submitted to our shareholders for ratification at the Annual Meeting.  The submission of the appointment of Grant Thornton is required neither by law nor by our bylaws.  Our board of directors is nevertheless submitting it to our shareholders to ascertain their views.  If our shareholders do not ratify the appointment, the selection of another independent registered public accounting firm will be considered by our Audit Committee.  Even if the selection of Grant Thornton is ratified, the Audit Committee plans to engage in an assessment of other accounting firms during this fiscal year and may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interest of the Company. If Grant Thornton shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, our Audit Committee will appoint another independent registered public accounting firm.

Our Audit Committee reviews audit and non-audit services performed by Grant Thornton, as well as the fees charged by Grant Thornton for such services.  In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence.  Additional information concerning the Audit Committee and its activities with Grant Thornton can be found in the following sections of this proxy statement: “Board Committees: Audit Committee” and “Report of the Audit Committee of the Board of Directors”.   For additional information about Grant Thornton see “Independent Registered Public Accounting Firm” of this proxy statement.

The board of directors recommends a vote
FOR the ratification of the selection of Grant Thornton LLP.

 SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 for inclusion in our proxy statement and form of proxy for our 2012 Annual Meeting of Shareholders must be received by us no later than December 6, 2011 and must comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

In accordance with our current bylaws, for a proposal of a shareholder to be raised from the floor and presented at our 2012 Annual Meeting of Shareholders, other than a shareholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices, together with all supporting documentation required by our bylaws, (A) not prior to February 20, 2012 nor later than March 19, 2012 or (B) in the event that the 2012 Annual Meeting of Shareholders is held prior to April 19, 2012 or after July 18, 2012, notice by the shareholder must be so received not earlier than 90th day prior to the annual meeting and not later than the later of the 60th day prior to the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made.  Shareholder proposals should be addressed to our Secretary, Kenexa Corporation, 650 East Swedesford Road, Second Floor, Wayne, Pennsylvania 19087.

OTHER BUSINESS

Our board of directors does not presently intend to bring any other business before the meeting, and, so far as is known to our board of directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K for the year ended December 31, 2010 are being furnished with this proxy statement to shareholders of record as of the record date for the Annual Meeting, including the consolidated financial statements and footnotes and a list of exhibits, as filed with the Securities and Exchange Commission. Our Annual Report on Form 10-K is also available on our website at http://www.kenexa.com/Investor-Relations/Annual-Reports.aspx.

Annex A

KENEXA CORPORATION

2005 EQUITY INCENTIVE PLAN

(AS AMENDED AND RESTATED EFFECTIVE MAY 18, 2011)

SECTION 1. Background and Purpose.

    (a) Background.  This 2005 Equity Incentive Plan (the “Plan”), as adopted by the shareholders of  Kenexa Corporation, a Pennsylvania corporation, or any successor entity (the “Company”) effective May 18, 2011 (the “Effective Date”), is an amendment and restatement of the Plan as adopted by the Company’s Board of Directors on March 22, 2005 and approved by the Company’s shareholders on June 6, 2005 (the “Prior Version”).  This document applies to all grants made under this Plan on and after the Effective Date.  Each grant made pursuant to the Prior Version will remain subject to the terms of the Prior Version as in existence immediately prior to the Effective Date; provided, however, that all shares underlying rights granted pursuant to the Prior Version that again become available for issuance shall be subject to the terms of the Plan as hereby amended and restated.

    (b) Purpose.  The purposes of the Plan are (i) to advance the interests of the Company and its shareholders by providing a means to attract, retain, and reward employees of the Company and its subsidiaries, non-employee directors of the Company, and consultants and other persons who provide substantial services to the Company or its subsidiaries, (ii) to link compensation to measures of the Company’s performance in order to provide additional incentives to such persons for the creation of shareholder value, and (iii) to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company’s shareholders.

SECTION 2. Definitions.

 For purposes of the Plan, the following initially capitalized words and phrases will be defined as set forth below, unless the context clearly requires a different meaning:

    (a) “Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, or is controlled by, or is under common control with such Person.  For this purpose, “control” means ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the Person.

    (b) “Award” means a grant of Options, SARs, Restricted Stock or Restricted Stock Units pursuant to the provisions of the Plan.

    (c) “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

    (d) “Board” means the Board of Directors of the Company; provided, however, that if the Board appoints a Committee to perform some or all of the Board’s administrative functions hereunder pursuant to Section 3, references in the Plan to the “Board” will be deemed to also refer to that Committee in connection with administrative matters to be performed by that Committee.

    (e) “Cause,” with respect to a particular Participant, means, except to the extent specified otherwise by the Board, conduct by the Participant considered in the sole discretion of the Board to not be in the best interests of the Company, including (i) the Participant’s refusal to perform or material negligence in performing duties and responsibilities to the Company, or refusal or failure to carry out reasonable directions of the Board, (ii) conduct by the Participant which may reflect adversely on the Company, (iii) the Participant’s failure to devote best efforts and loyalty to the Company, (iv) the Participant’s breach of any provision of any agreement the Participant has with the Company or its Affiliates (including any agreement regarding confidential information, trade secrets, and non competition), (v) the Participant’s commission of fraud, embezzlement, theft or other dishonesty or conviction of, or plea of nolo contendere to, any felony or crime involving dishonesty or moral turpitude, or (vi) the Participant’s drug or alcohol addiction, abuse or dependency.  Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

    (f) “Change in Control” shall mean either: (i) the sale, transfer, assignment or other disposition (including by merger or consolidation, but excluding an underwritten public offering of the common stock of the Company) by shareholders of the Company, in one transaction or a series of related transactions, of fifty percent (50%) or more of the voting power represented by the then outstanding Common Stock to one or more Persons, (ii) the sale of substantially all the assets of the Company (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization), or (iii) the dissolution or liquidation of the Company.

    (g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

    (h) “Committee” means a committee appointed by the Board in accordance with Section 3 of the Plan.

    (i) “Director” means a member of the Board.

    (j) “Disability” means a Participant’s becoming disabled within the meaning of Section 22(e)(3) of the Code.

    (k) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    (l) “Fair Market Value” means, as of any date:  (i) if the Shares are listed on a national or regional securities exchange or traded through The Nasdaq Stock Market, then the Fair Market Value of the Shares shall be the closing price on the relevant date for the Shares on such exchange or on The Nasdaq Stock Market, as reported in The Wall Street Journal or other source that the Board deems reliable, or if there is no trading on that date, on the next preceding date on which there were reported share prices; or (ii) if the Shares are traded in the over the counter market, then the Fair Market Value of the Shares shall be the mean of the bid and asked prices on the relevant date for the Shares as reported in The Wall Street Journal or other source that the Board deems reliable (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotations System or the NASD OTC Bulletin Board), or if there is no trading on such date, on the next preceding date on which there were reported share prices; or (iii) in the absence of an established market for the Shares, the Fair Market Value of the Share shall be determined by the Board, in its sole and absolute discretion.

    (m) “Incentive Stock Option” means any Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

    (n) “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent that it deems necessary to comply with Section 162(m) of the Code or regulations thereunder, require that each “Non-Employee Director” also be an “outside director” as that term is defined in regulations under Section 162(m) of the Code.

    (o) “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

    (p) “Option” means any option to purchase Shares (including Restricted Stock, if the Committee so determines) granted pursuant to Section 6 hereof.

    (q) “Participant” means an employee, consultant or director of the Company or any of its Affiliates to whom an Award is granted.

    (r) “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

    (s) “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 9 hereof.

    (t) “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 10 of the Plan.

    (u) “SAR” means a share appreciation right granted under the Plan and described in Section 7 hereof.

    (v)  “Share” means a share of the common stock of the Company, subject to substitution or adjustment as provided in Section 4(d) hereof.

    (w) “Subsidiary” means, in respect of the Company, a subsidiary company, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

SECTION 3. Administration.

    The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; and provided further, that the authority of any  Committee appointed pursuant to this Section 3 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.

    Any Committee established under this Section 3 will be composed of not fewer than two members, each of whom will serve for such period of time as the Board determines; provided, however, that if the Company has a class of securities required to be registered under Section 12 of the Exchange Act, all members of any Committee established pursuant to this Section 3 will be Non-Employee Directors.  From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

    The Board will have full authority to grant Awards under this Plan.  In particular, subject to the terms of the Plan, the Board will have the authority:

    (a) to select the persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth in Section 5);

    (b) to determine the type of Award to be granted to any person hereunder;

    (c) to determine the number of Shares, if any, to be covered by each such Award;

    (d) to establish the terms and conditions of each Award Agreement; and

    (e) to determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 6(d).

    The Board will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise supervise the administration of the Plan.  The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan.

    All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants.  No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

SECTION 4. Shares Subject to the Plan.

    (a) Shares Subject to the Plan.  Subject to the provisions of Section 4(d), the maximum aggregate number of Shares that may be issued under the Plan is 8,042,910, including all Shares reserved for issuance pursuant to the Prior Version and including an increase of 3,200,000 Shares authorized by the Board as of the Effective Date; provided, however, that Shares issued pursuant to the Plan prior to the Effective Date shall not again become available for future grant under the Plan unless such Shares again become available for issuance pursuant to Section 4(c) of the Prior Version.  The Shares may be authorized but unissued, or reacquired, Common Stock.

    (b) Individual Limit.  In no event shall the aggregate number of Shares for which any one individual participating in the Plan may be granted Awards for any given year exceed 500,000 Shares.

    (c) Effect of the Expiration or Termination of Awards.  If and to the extent that an Option, SAR or Restricted Stock Unit expires, terminates or is canceled or forfeited for any reason without the issuance of Shares in respect thereof, the Shares associated with that Option, SAR or Restricted Stock Unit will again become available for grant under the Plan.  Similarly, if and to the extent any Restricted Stock is canceled, forfeited or repurchased for any reason, or if any Share is withheld pursuant to Section 15(d) in settlement of a tax withholding obligation associated with an Award, that Share will again become available for grant under the Plan.  Finally, if any Share subject to an Option is withheld by the Company in satisfaction of the exercise price payable upon exercise of that Option, that Share will again become available for grant under the Plan.

    (d) Other Adjustment.  In the event of any recapitalization, stock split or combination, stock dividend or other similar event or transaction affecting the Shares, the Board will, subject to any action by the Company’s shareholders required under applicable state law or the Company’s bylaws, make equitable substitutions or adjustments, in its sole and absolute discretion, to the aggregate number, type and issuer of the securities reserved for issuance under the Plan, to the individual limits set forth in Section 4(b), to the number, type and issuer of Shares subject to outstanding Options and SARs, to the exercise price of outstanding Options or SARs, to the number, type and issuer of Restricted Stock outstanding under the Plan and to the number of Restricted Stock Units outstanding under the Plan and/or the type of securities referenced for determining payment in respect thereof.  Unless otherwise determined by the Board, the number of Shares subject to the Plan or any Award shall be rounded down to a whole number of Shares such that no fractional Shares shall be subject to the Plan or an Award as a result of any adjustment pursuant to this Section 4(d).

    (e) Change in Control.  Notwithstanding anything to the contrary set forth in this Plan, upon or in anticipation of any Change in Control, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

       (i) cause any or all outstanding Awards to become vested and immediately exercisable (as applicable), in whole or in part;

       (ii) cause any outstanding Option to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option upon closing of the Change in Control;

       (iii) cancel any unvested Award or unvested portion thereof, with or without consideration;

       (iv) cancel any Option in exchange for a substitute award in a manner consistent with the principles of Treas. Reg. §1.424-1(a) or any successor rule or regulation (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option);

       (v) cancel any Restricted Stock, Restricted Stock Unit or SAR in exchange for restricted shares, restricted stock units or stock appreciation rights with respect to the common stock of any successor corporation or its parent;

       (vi) redeem any Restricted Stock or Restricted Stock Unit for cash and/or other substitute consideration with value equal to Fair Market Value of an unrestricted Share on the date of the Change in Control;

       (vii) cancel any SAR in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that SAR, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that SAR; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such SAR, the Board may cancel that SAR without any payment of consideration therefor and/or

       (viii) cancel any Option in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that Option, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option, the Board may cancel that Option without any payment of consideration therefor.

       In the discretion of the Board, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control.

SECTION 5. Eligibility.

    Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company or a Subsidiary are eligible to be granted Incentive Stock Options.

SECTION 6. Options.

    Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options.  Without limiting the generality of Section 4(a), any number of the maximum number of Shares provided for in Section 4(a) may be subject to Incentive Stock Options or Non-Qualified Options or any combination thereof.

    The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

    (a) Option Price.  The exercise price per Share purchasable under a Non-Qualified Stock Option will be determined by the Board.  The exercise price per Share of any Option will be not less than 100% of the Fair Market Value of a Share on the date of the grant.  However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

    (b) Option Term.  The term of each Option will be fixed by the Board, but no Incentive Stock Option will be exercisable more than 10 years after the date the Option is granted.  However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary may not have a term of more than five years.  No Option may be exercised by any person after expiration of the term of the Option.

    (c) Exercisability.  Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board at the time of grant. If the Board provides, in its discretion, that any Option is exercisable only in installments, the Board may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Board determines, in its sole and absolute discretion.

    (d) Method of Exercise.  Subject to the exercisability provisions of Section 6(c), the termination provisions set forth in Section 8 and the applicable Award Agreement, Options may be exercised in whole or in part at any time and from time to time during the term of the Option, by the delivery of written notice of exercise by the Participant to the Company specifying the number of Shares to be purchased.  Such notice must be accompanied by executed copies of any stock purchase, stock restriction, shareholder or other agreement required by the Board in its sole and absolute discretion and by payment in full of the purchase price, either by certified or bank check, or such other means as the Board may accept.  As determined by the Board, in its sole discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made (i) in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised and/or (ii) to the extent the Option is exercised for vested shares, through a special sale and remittance procedure described below; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment by either of the foregoing methods may be authorized only at the time the Option is granted.  In order to use the “special sale and remittance procedure” mentioned in the preceding sentence, a Participant must concurrently provide irrevocable written instructions (A) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such purchase and (B) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

    No Shares will be issued upon exercise of an Option until full payment therefor has been made.  A Participant will not have the right to distributions or dividends or any other rights of a shareholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, and, if requested, has given the representation described in Section 15(a) hereof.

    (e) Incentive Stock Option Limitations.  In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company or any Subsidiary will not exceed $100,000.  For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted.  To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

    (f) Termination of Employment.  Unless otherwise specified in the applicable Award Agreement, Options will be subject to the terms of Section 8 with respect to exercise upon or following termination of employment.

    (g) Transferability of Options.  Except as may otherwise be specifically determined by the Board with respect to a particular Non-Qualified Stock Option, no Option will be transferable by the Participant other than by will or by the laws of descent and distribution, and all Options will be exercisable, during the Participant’s lifetime, only by the Participant or, in the event of his Disability, by his personal representative.

SECTION 7. Stock Appreciation Rights.

    (a) Grant.  The grant of an SAR provides the holder the right to receive the appreciation in value of Shares between the date of grant and the date of exercise.  An SAR may be exercised by a Participant’s giving written notice of intent to exercise to the Company, provided that all or a portion of such SAR has become vested and exercisable as of the date of exercise.

    Upon the exercise of an SAR, a Participant will be entitled to receive a number of Shares (as determined by the Board or the Committee), equal to (i) the excess, if any, of (A) the Fair Market Value, as of the date such SAR (or portion of such SAR) is exercised, of the Shares covered by such SAR (or portion of such SAR) over (B) the Fair Market Value of the Shares covered by such SAR (or a portion of such SAR) as of the date such SAR (or a portion of such SAR) was granted, divided by (ii) the Fair Market Value of the Shares upon exercise.

    (b) Terms and Conditions.  The Award Agreement evidencing any SAR will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

       (i) Term of SAR.  Unless otherwise specified in the Award Agreement, the term of an SAR will be ten years

        (ii) Exercisability.  SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Board at the time of grant.

       (iii) Termination of Service.  Unless otherwise specified in the Award Agreement, SARs will be subject to the terms of Section 8 with respect to exercise upon termination of service.

SECTION 8. Termination of Service.

    Unless otherwise specified with respect to a particular Award, Options or SARs granted hereunder will remain exercisable after termination of service only to the extent specified in this Section 8.  Other than as provided in the applicable Award Agreement, any Option or SAR held by a Participant shall immediately terminate upon the Participant’s termination of employment and other service to Company and its Affiliates to the extent the Option or SAR was not exercisable at the time of such termination.

    (a) Termination by Reason of Death.  If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or SAR held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine, at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.

    (b) Termination by Reason of Disability.  If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or SAR held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option or SAR.

    (c) Cause.  If a Participant’s service with the Company or any Affiliate is terminated for Cause:  (i) any Option or SAR not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.  Notwithstanding any other provision of the Plan, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in forfeiture pursuant to this Section 8(c).

    (d) Other Termination.  If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or SAR held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option or SAR.

SECTION 9. Restricted Stock.

    (a) Issuance.  Restricted Stock may be issued either alone or in conjunction with other Awards.  The Board will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards.

    (b) Awards and Certificates.  The Award Agreement evidencing the grant of any Restricted Stock will contain such terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion.  The prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.  The purchase price for Restricted Stock may, but need not, be zero.

    A share certificate will be issued in connection with each Award of Restricted Stock.  Such certificate will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by this Plan, the Award Agreement, the Company’s shareholders’ agreement, if any, or by applicable law:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE KENEXA CORPORATION 2005 EQUITY INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN [THE PARTICIPANT] AND KENEXA CORPORATION (WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN TRANSFER RESTRICTIONS, REPURCHASE RIGHTS AND FORFEITURE CONDITIONS).  COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF KENEXA CORPORATION AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF KENEXA CORPORATION.

    Share certificates evidencing Restricted Stock will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed.  As a condition to any Restricted Stock award, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

    (c) Restrictions and Conditions.  The Restricted Stock awarded pursuant to this Section 9 will be subject to the following restrictions and conditions:

       (i) During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Board (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan.  The Board may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.

       (ii) Except as provided in this Paragraph (ii) or Section 9(c)(i), once the Participant has been issued a certificate or certificates for Restricted Stock, the Participant will have, with respect to the Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Shares, and the right to receive any cash distributions or dividends.  The Board, in its sole discretion, as determined at the time of award, may permit or require the payment of cash distributions or dividends to be deferred and, if the Board so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 4 of the Plan.  Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

       (iii) Subject to the applicable provisions of the Award Agreement, if a Participant’s service with the Company terminates prior to the expiration of the Restriction Period, all of that Participant’s Restricted Stock which then remain subject to forfeiture will then be forfeited automatically.

       (iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period (or if and when the restrictions applicable to Restricted Stock lapse pursuant to Section 4(e)), the certificates for such Shares will be replaced with new certificates, without the restrictive legends described in Section 9(b) applicable to such lapsed restrictions, and such new certificates will be promptly delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).

SECTION 10. Restricted Stock Units.

    Subject to the other terms of the Plan, the Board may grant Restricted Stock Units to eligible individuals and may impose conditions on such units as it may deem appropriate.  Each granted Restricted Stock Unit shall be evidenced by an Award Agreement in the form that is approved by the Board and that is not inconsistent with the terms and conditions of the Plan.  Each granted Restricted Stock Unit shall entitle the Participant to whom it is granted to a distribution from the Company in an amount equal to the Fair Market Value (at the time of the distribution) of one Share.  Distributions may be made in cash and/or Shares.  All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the Award Agreement.  The Participant shall not have any shareholder rights with respect to the Shares subject to a Restricted Stock Unit Award until that Award vests and the Shares are actually issued thereunder.  A Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock Units awarded under the Plan.  Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Board, if a Participant’s service with the Company terminates prior to the Restricted Stock Unit Award vesting, the Participant’s Restricted Stock Units that then remain subject to forfeiture will then be forfeited automatically.

SECTION 11. Amendments and Termination.

    The Board may amend, alter or discontinue the Plan at any time.  However, except as otherwise provided in Section 4(e) of the Plan, no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award without that Participant’s consent or which, without the approval of such amendment within one year (365 days) of its adoption by the Board, by the Company’s shareholders in a manner consistent with the requirements of Section 422(b)(1) of the Code and related regulations would: (i) increase the total number of Shares reserved for the purposes of the Plan (except as otherwise provided in Section 4(d)), or (ii) change the persons or class of persons eligible to receive Awards.

SECTION 12. Unfunded Status of Plan.

    The Plan is intended to be “unfunded.”  With respect to any payments not yet made to a Participant by the Company, nothing contained herein will give any such Participant any rights that are greater than those of a general creditor of the Company.  In its sole discretion, the Board may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards.

SECTION 13. Term of Plan.

    The Plan will continue in effect until the earlier of (i) the date on which it is terminated by the Board in accordance with Section 11, (ii) the date on which no Shares remain available for issuance under the Plan, and (iii) the 10th anniversary of the date the Plan, as amended and restated, is approved by the Company’s shareholders.

SECTION 14. Board Action.

    Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain shareholders of the Company or other persons required by:

    (a) the Company’s Articles of Incorporation (as the same may be amended and/or restated from time to time);

    (b) the Company’s Bylaws (as the same may be amended and/or restated from time to time); and

    (c) any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its shareholders or other persons (as the same may be amended from time to time).

SECTION 15. General Provisions.

    (a) Representations.  The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate.  The certificate evidencing any Award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and compliance with securities laws.

    All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    (b) Other Compensation.  Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

    (c) No Right To Continued Service.  Neither the adoption of the Plan nor the execution of any document in connection with the Plan will (i) confer upon any person any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment of any of its employees at any time.

    (d) Withholding.  No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Board regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount.  Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement.  The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

    (e) Section 409A Compliance.  It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Board specifically determines otherwise, and the Plan and the terms of all Awards shall be interpreted accordingly.

    (f) Invalid Provisions.  In the event that any provision of this Plan is found to be invalid or otherwise inconsistent or unenforceable under any applicable law, such invalidity, inconsistency or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid, inconsistent or unenforceable provision was not contained herein.

    (g) Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.

    (h) Notices.  Any notice to be given to the Company pursuant to the provisions of the Plan will be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to a Participant will be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Award Agreement, or at such other address as such Participant may hereafter designate in writing to the Company.  Any such notice will be deemed duly given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five days after the date of the mailing (which will be by regular, registered or certified mail).  Delivery of a notice by telecopy (with confirmation) will be permitted and will be considered delivery of a notice notwithstanding that it is not an original that is received.

KENEXA CORPORATION
ADMISSION TICKET

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KENEXA CORPORATION 2011

ANNUAL MEETING OF SHAREHOLDERS

—————————————

MAY 18, 2011

8:00 a.m. Eastern Daylight Time

Offices of Pepper Hamilton LLP

Eighteenth and Arch Streets

 3000 Logan Square

Philadelphia, Pennsylvania 19103-2799

KENEXA CORPORATION
C/O BROADRIDGE
44W. LANCASTER AVE
ARDMORE, PA 19003

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Barry M. Abelson 02 Nooruddin S. Karsan 03 John A. Nies

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2 Amendment to 2005 Equity Incentive Plan to increase the number of shares of common stock for issuance under the 2005 Plan by 3,200,000 shares	☐	☐	☐
3 Advisory vote related to executive compensation as disclosed in the proxy statement	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
4 Advisory vote on the frequency of advisory votes on executive compensation	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
5 Ratification of Grant Thornton as our independent registered public accounting firm	☐	☐	☐

NOTE: In their discretion, the Proxy Holders are authorized to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000100861_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and Form 10-K is/are available at www.proxyvote.com .

KENEXA CORPORATION
Annual Meeting of Shareholders
May 18, 2011 8:00 AM
This proxy is solicited by the Board of Directors

The shareholders hereby appoint Nooruddin S. Karsan and Donald F. Volk, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of KENEXA CORPORATION that the shareholders are entitled to vote at the Annual Meeting of shareholders to be held at 08:00 AM, EDT on 5/18/2011, at the Pepper Hamilton LLP Eighteenth and Arch Streets 3000 Two Logan Square Philadelphia, PA 19103-2799, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000100861_2 R1.0.0.11699